Exhibit 10.9

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to the Loan and Security Agreement (this "Amendment"), dated as of February 6, 2019, is entered into among BGSL JACKSON HOLE FUNDING LLC (the "Company"), a Delaware limited liability company, as borrower; the Lenders party hereto; BLACKSTONE/GSO SECURED LENDING FUND, in its capacity as portfolio manager (in such capacity, the "Portfolio Manager"); CITIBANK, N.A., in its capacity as collateral agent (in such capacity, the "Collateral Agent"); CITIBANK, N.A., in its capacity as securities intermediary (in such capacity, the "Securities Intermediary"); VIRTUS GROUP, LP, in its capacity as collateral administrator (in such capacity, the "Collateral Administrator"); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").  Reference is hereby made to the Loan and Security Agreement, dated as of November 16, 2018 (as amended or modified from time to time, the "Loan and Security Agreement"), among parties hereto.  Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement.

WHEREAS, the parties hereto are parties to the Loan and Security Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Loan and Security Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan and Security Agreement is hereby amended as follows:

SECTION 1.AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT

The Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes a conformed copy of the Loan and Security Agreement including amendments made pursuant to the this Amendment.

SECTION 2.CONDITION PRECEDENT.  It shall be a condition precedent to the effectiveness of the amendments set forth in Section 1 of this Amendment that each of the following conditions is satisfied:

(a)The Administrative Agent shall have received executed counterparts of this Amendment and the Security Trust Deed from each party hereto and executed copies of the Notice of Charge and Assignment to the UK Account Bank and the Acknowledgment of Charge and Assignment from the UK Account Bank pursuant to the Security Trust Deed.

(b)The Administrative Agent shall have received a certificate of an officer of the Company in form and substance reasonably satisfactory to the Administrative Agent to the effect that:  (i) all of the representations and warranties set forth in Section 6.01 of the Loan and Security Agreement are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier

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date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no Market Value Event has occurred.

SECTION 3.MISCELLANEOUS.

(a)The Required Lenders' execution of this Amendment shall constitute the written consent required under Section 10.05 of the Loan and Security Agreement.  This Amendment constitutes a Currency Amendment within the meaning of Section 10.05 of the Loan and Security Agreement (as in effect immediately prior to the execution of this Amendment).

(b)The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.  Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement.

(c)This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(d)This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(e)Subject to the satisfaction of the conditions precedent specified in Section 2 above, this Amendment shall be effective as of the date of this Amendment first written above.

(f)The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified in accordance with the terms thereof. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BGSL JACKSON HOLE FUNDING LLC, as Company

By: BLACKSTONE/GSO SECURED LENDING FUND, its sole member

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer and Secretary

BLACKSTONE/GSO SECURED LENDING FUND, as Portfolio Manager

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer and Secretary

Signature Page to
First Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name:	James Greenfield
Title:	Executive Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name:	James Greenfield
Title:	Executive Director

Signature Page to
First Amendment to Loan and Security Agreement

CITIBANK, N.A., as Collateral Agent

By:	/s/ Thomas Varcados
Name:	Thomas Varcados
Title:	Senior Trust Officer

CITIBANK, N.A., as Securities Intermediary

By:	/s/ Thomas Varcados
Name:	Thomas Varcados
Title:	Senior Trust Officer

VIRTUS GROUP, LP, as Collateral Administrator

By:	/s/ Mirna Herr
Name:	Mirna Herr
Title:	Partner

Signature Page to
First Amendment to Loan and Security Agreement

EXHIBIT A

CONFORMED LOAN AND SECURITY AGREEMENT

~~Execution Version~~

Conformed through First Amendment to Loan and Security Agreement dated as of February 6, 2019

Execution Version

LOAN AND SECURITY AGREEMENT

dated as of

November 16, 2018

among

BGSL JACKSON HOLE FUNDING LLC

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

BLACKSTONE/GSO SECURED LENDING FUND,

as Portfolio Manager

Table of Contents

Page

ARTICLE I THE PORTFOLIO INVESTMENTS

SECTION 1.01.	Purchases of Portfolio Investments	~~23~~27
SECTION 1.02.	Procedures for Purchases and Related Advances	~~23~~27
SECTION 1.03.	Conditions to Purchases and Substitutions	~~24~~28
SECTION 1.04.	Sales of Portfolio Investments	~~25~~29
SECTION 1.05.	Additional Equity Contributions	~~27~~31
SECTION 1.06.	Substitutions; Limitations on Sales and Substitutions	~~27~~31
SECTION 1.07.	Certain Assumptions relating to Portfolio Investments	~~27~~31
SECTION 1.08.	Valuation of Non-USD Obligations and Cash Equivalents denominated in a Permitted Non-USD Currency ~~Portfolio Investments~~.	~~27~~32

ARTICLE II THE ADVANCES

SECTION 2.01.	Financing Commitments	~~27~~32
SECTION 2.02.	[Reserved]	~~28~~32
SECTION 2.03.	Advances; Use of Proceeds	~~28~~32
SECTION 2.04.	Conditions to Effective Date	~~29~~33
SECTION 2.05.	Conditions to Advances	~~30~~35
SECTION 2.06.	Commitment Increase Request	~~31~~37

ARTICLE III ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01.	The Advances	~~32~~36
SECTION 3.02.	[Reserved]	~~35~~40
SECTION 3.03.	Taxes	~~35~~40
SECTION 3.04.	Mitigation Obligations.	~~38~~43

ARTICLE IV COLLECTIONS AND PAYMENTS

SECTION 4.01.	Interest Proceeds	~~39~~44
SECTION 4.02.	Principal Proceeds	~~40~~45
SECTION 4.03.	Principal and Interest Payments; Prepayments; Commitment Fee	~~40~~46
SECTION 4.04.	MV Cure Account	~~41~~47
SECTION 4.05.	Priority of Payments	~~42~~47
SECTION 4.06.	Payments Generally	~~43~~48
SECTION 4.07.	Termination or Reduction of Financing Commitments	~~43~~49

ARTICLE V THE PORTFOLIO MANAGER

SECTION 5.01.	Appointment and Duties of the Portfolio Manager	~~44~~50
SECTION 5.02.	Portfolio Manager Representations as to Eligibility Criteria; Etc	~~45~~51
SECTION 5.03.	Indemnification	~~45~~51

ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.	Representations and Warranties	~~45~~51
SECTION 6.02.	Covenants of the Company and the Portfolio Manager	~~49~~55
SECTION 6.03.	Amendments of Portfolio Investments, Etc	~~55~~61

ARTICLE VII EVENTS OF DEFAULT

ARTICLE VIII COLLATERAL ACCOUNTS; NON-USD OBLIGATION ACCOUNTS AND COLLATERAL SECURITY

SECTION 8.01.	The Collateral Accounts; Agreement as to Control	~~57~~64
SECTION 8.02.	Collateral Security; Pledge; Delivery	~~58~~66

ARTICLE IX THE AGENTS

SECTION 9.01.	Appointment of Administrative Agent and Collateral Agent	~~61~~68
SECTION 9.02.	Additional Provisions Relating to the Collateral Agent and the Collateral Administrator	~~64~~72

ARTICLE X MISCELLANEOUS

SECTION 10.01.	Non-Petition; Limited Recourse	~~67~~74
SECTION 10.02.	Notices	~~67~~75
SECTION 10.03.	No Waiver	~~68~~76
SECTION 10.04.	Expenses; Indemnity; Damage Waiver; Right of Setoff	~~68~~76
SECTION 10.05.	Amendments	~~69~~77
SECTION 10.06.	Successors; Assignments	~~69~~78
SECTION 10.07.	Confidentiality..	~~71~~80
SECTION 10.08.	Governing Law; Submission to Jurisdiction; Etc	~~72~~80
SECTION 10.09.	Interest Rate Limitation	~~72~~81
SECTION 10.10.	PATRIOT Act	~~72~~81
SECTION 10.11.	Counterparts	~~72~~81
SECTION 10.12.	Headings	~~73~~81
SECTION 10.13.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~73~~81

Schedules

Schedule 1	Transaction Schedule
Schedule 2	Contents of Notice of Acquisition
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	Initial Portfolio Investments
Schedule 6	Moody's Industry Classifications

Exhibits

Exhibit AForm of Request for Advance

LOAN AND SECURITY AGREEMENT dated as of November 16, 2018 (this "Agreement") among BGSL JACKSON HOLE FUNDING LLC, as borrower (the "Company"); BLACKSTONE/GSO SECURED LENDING FUND, as portfolio manager (in such capacity, the "Portfolio Manager"); the Lenders party hereto; CITIBANK, N.A., in its capacities as collateral agent (in such capacity, the "Collateral Agent") and securities intermediary (in such capacity, the "Securities Intermediary"); VIRTUS GROUP, LP, in its capacity as collateral administrator (in such capacity, the "Collateral Administrator"); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans and other corporate debt securities (the "Portfolio Investments"), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company intends to enter into a Loan Sale and Contribution Agreement (the "Sale Agreement"), dated on or about the date hereof, between the Company and the Parent (in such capacity, the "Seller"), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Seller.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association ("JPMCB") and its respective successors and permitted assigns (together with JPMCB, the "Lenders") have agreed to make advances to the Company ("Advances") hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the "Transaction Schedule").

Accordingly, the parties hereto agree as follows:

Certain Defined Terms

"Account Control Agreement" means the Securities Account Control Agreement, dated as of November 16, 2018, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

"Additional Distribution Date" has the meaning set forth in Section 4.05.

"Adjusted Applicable Margin" means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

"Administrative Agent" has the meaning set forth in the introductory section of this Agreement.

"Advances" has the meaning set forth in the introductory section of this Agreement.

"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company's or the Portfolio Manager's knowledge, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment.  For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent" has the meaning set forth in Section 9.01.

"Agent Business Day" means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be New York City).

"Agreement" has the meaning set forth in the introductory paragraph hereto.

"Amendment" has the meaning set forth in Section 6.03.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

"Applicable Law" means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Base Rate" means, for any day,(i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ~~0.50%~~0.5% , (ii) with respect to CAD denominated Advances, the Canadian Prime Rate and (iii) with respect to any EUR or GBP denominated Advances, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in the United Kingdom (with respect to Advances denominated in GBP) or the Euro Zone (with respect to Advances denominated in EUR).  Any change in the Base Rate due to a change in the Prime Rate ~~or~~, the Federal Funds Effective Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change ~~in the Prime Rate or the Federal Funds Effective Rate, respectively~~.  In the event that ~~the~~that any applicable Base Rate is below zero percent at any time during the term of this Agreement, it shall be deemed to be zero percent until it exceeds zero percent again.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Bond" means a debt security that is not a Loan.

"Borrowing Base Test" means a test that will be satisfied on any date of determination if the following is true:

Where:

AR = 62%.

"Broadly Syndicated Portfolio Investment" means, as of any date of determination, (a) a Senior Secured Loan or a Second Lien Loan for which at least two bids can be obtained through LoanX/Markit Group Limited or (b) a debt security of which at least $2,000,000 in aggregate principal amount has been traded on TRACE in the thirty (30) calendar days immediately preceding such date of determination.

"Business Day" means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located; provided that~~,~~ (i) with respect to any LIBO~~R~~ Rate related provisions herein or the payment or conversion of amounts denominated in GBP, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England~~.~~, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the calculation or conversion of amounts denominated in EUR, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day and (iii) with respect to any provisions herein relating to the calculation or conversion of amounts denominated in CAD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada.

"CAD" and "C$" mean Canadian dollars.

"CAD Collection Account" means an account, if any, established by the UK Account Bank in accordance with this Agreement and the Security Trust Deed and designated as the "CAD Collection Account".

"CAD Unfunded Exposure Account" means, solely to the extent that any Delayed Funding Term Loan is denominated in CAD, an account, if any, established by the UK Account Bank in accordance with this Agreement and the Security Trust Deed and designated as the "CAD Unfunded Exposure Account".

"Calculation Period" means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

"Calculation Period Start Date" means the first calendar day of March, June, September and December of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in June 2019.

"Canadian Prime Rate" means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) the CDOR Rate, plus 1% per annum.  Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.

"Cap" has the meaning set forth in Section 4.05(a).

"Cash Equivalents" means, any of the following, denominated in USD or, following ~~a Currency Amendment~~the establishment of the Non-USD Custodial Account, a Permitted Non-USD Currency for which Non-USD Obligation Accounts have been established: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by (x) the United States Government or (y) in the case of Cash Equivalents credited to any Non-USD Obligation Account, the government of another Eligible Jurisdiction (other than Bermuda or the Cayman Islands) having, at the time of the acquisition thereof, a sovereign debt rating (or its equivalent) of at least "A-1" (short term) or "A+" (long term) from S&P Global Ratings ("S&P") or at least "P-1" (short term) or "A1" (long term) from Moody's Investors Service ("Moody's") or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P ~~Global Ratings ("S&P")~~ or at least "P-1" from Moody's ~~Investors Service ("Moody's")~~; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or, in the case of Cash Equivalents credited to any Non-USD Obligation Account, the laws of the jurisdiction or any constituent jurisdiction of another Eligible Jurisdiction (other than Bermuda or the Cayman Islands) that (a) is at least "adequately capitalized" (as defined in the regulations of its primary ~~Federal~~ banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

"CDOR Rate" means, on any day and for any period, an annual rate of interest equal to the average rate applicable to CAD bankers’ acceptances for a three month period (or, for purposes of the definition of the term "Canadian Prime Rate", a thirty day period) that appears on the Reuters Screen CDOR Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:15 a.m. Toronto time on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (the "Screen Rate"); provided that if such Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

"Change of Control" means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company or (B) GSO Asset Management LLC or its Affiliates shall cease to be the investment advisor of the Parent.

"Charges" has the meaning set forth in Section 10.09.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" has the meaning set forth in Section 8.02(a).

"Collateral Accounts" has the meaning set forth in Section 8.01(a).

"Collateral Administrator" has the meaning set forth in the introductory section of this Agreement.

"Collateral Agent" has the meaning set forth in the introductory section of this Agreement.

"Collateral Principal Amount" means on any date of determination (A) the aggregate principal balance of the Portfolio, including the funded and unfunded balance on any Delayed Funding Term Loan, as of such date plus (B) the amounts on deposit in the Collateral Accounts and the Non-USD Obligation Accounts (including cash and Eligible Investments) representing Principal Proceeds as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

"Collection Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Commitment Fee" has the meaning set forth in Section 4.03(d).

"Commitment Increase Date" means the effective date (which shall be a Business Day) of  an increase of the Financing Commitments in accordance with Section 2.06 pursuant to a Commitment Increase Request which the Administrative Agent (in its sole discretion) approves in writing (which may be by email).

"Commitment Increase Request" means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.06.

"Company" has the meaning set forth in the introductory section of this Agreement.

"Concentration Limitation Excess" means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager (on behalf of the Company) shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan, the Portfolio Manager shall select any term Portfolio Investment from the same obligor and/or any funded portion of the aggregate commitment amount of such Delayed Funding Term Loan before selecting any unfunded portion of such aggregate commitment amount; provided further that if the Portfolio Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) resulting with the greatest degree of compliance with the Borrowing Base Test (in the reasonable determination of the Administrative Agent) shall make up the Concentration Limitation Excess.

"Concentration Limitations" has the meaning set forth in Schedule 4.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Credit Risk Party" has the meaning set forth in Article VII.

"Currency" means USD and any Permitted Non-USD Currency.

"Currency Amendment" has the meaning set forth in Section 10.05.

"Currency Shortfall" has the meaning specified in Section 4.06(b).

"Custodial Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Default" has the meaning set forth in Section 1.03.

"Delayed Funding Term Loan" means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the obligor thereon expire or are terminated or reduced to zero.

"Deliver" (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1)except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Account Control Agreement, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2) in the case of each general intangible, by notifying the obligor thereunder of the security interest of the Collateral Agent (except to the extent that the requirement for consent by any person to the pledge hereunder or transfer thereof to the Collateral Agent or the Administrative Agent is rendered ineffective under Section 9-406 of the UCC, no such requirement for consent exists in the underlying documents or such consent has otherwise been obtained);

(3)in the case of Portfolio Investments consisting of money or instruments (the "New York Collateral") that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such New York Collateral in the State of New York, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such New York Collateral in the State of New York, and (II) to then authenticate a record acknowledging that it holds possession of such New York Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such New York Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such New York Collateral in the State of New York;

(4)in the case of any account which constitutes a "deposit account" under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent;  and

(5)in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State.

Notwithstanding clauses (1), (3) and (4) above, in the case of all Non-USD Obligations and Eligible Investments and amounts denominated in a Permitted Non-USD Currency, the Company shall cause all such Non-USD Obligations that constitute certificated securities (including securities represented by a global certificate) or are represented by a loan note or other instrument (if any), and all Eligible Investments denominated in a Permitted Non-USD Currency, to be credited to the Non-USD Custodial Account, and shall cause all such cash amounts to be deposited into the applicable Non-USD Collection Account, in each case, in accordance with this Agreement and the Security Trust Deed.

"Designated Email Notification Address" means Shaker.choudhury@gsocap.com, provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Day's written notice to the

Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

"Designated Independent Dealer" means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least five (5) Business Day's written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

"Dollar Equivalent" means, with respect to any Advance denominated in a Permitted Non-USD Currency, the amount of USD that would be required to purchase the amount of such Permitted Non-USD Currency of such Advance using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

"Effective Date" has the meaning set forth in Section 2.04.

"Effective Date Letter" means that certain letter agreement, dated as of the Effective Date, between the Company and the Administrative Agent.

"Eligibility Criteria" has the meaning set forth in Section 1.03.

"Eligible Assignee" means at the time of any relevant assignment pursuant to Section 10.06, (i) an Affiliate of the related assignor, (ii) a bank, (iii) an insurance company or (iv) any Person, other than, in the case of this clause (iv), (a) any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Company or the Portfolio Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, or which is a sponsor of, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

"Eligible Investments" has the meaning set forth in Section 4.01.

"EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

"ERISA Event" means that (1) any of the Company or the Parent has underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules or (2) any of the Company, the Parent or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan.

"EUR", "Euros" and "€" mean the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

"EURIBOR" means, for each Calculation Period relating to an Advance in EUR, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed on Reuters Screen EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the EUR in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for EUR deposits with a maturity of three months.  If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which EUR deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period.  Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below zero percent, EURIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Euro Collection Account" means the account established by the UK Account Bank in accordance with this Agreement and the Security Trust Deed and designated as the "Euro Collection Account" with the account number specified in the Transaction Schedule.

"Euro Unfunded Exposure Account" means, solely to the extent that any Delayed Funding Term Loan is denominated in Euros, an account, if any, established by the UK Account Bank in accordance with this Agreement and the Security Trust Deed and designated as the "Euro Unfunded Exposure Account".

"Event of Default" has the meaning set forth in Article VII.

"Excess Funded Amount" has the meaning set forth in Section 4.03(c)(i).

"Excess Interest Proceeds" means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts and the Non-USD Obligation Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party's failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

"Federal Funds Effective Rate" means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero percent, such rate shall be deemed to zero percent for the purposes of this Agreement.

"Financing Commitment" means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender's name on the Transaction Schedule.

"First Amendment Date" means February 6, 2019.

"Foreign Lender" means a Lender that is not a U.S. Person.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

"GBP" and "£" mean British Pounds.

"GBP Collection Account" means an account, if any, established by the UK Account Bank in accordance with this Agreement and the Security Trust Deed and designated as the "GBP Collection Account".

"GBP Unfunded Exposure Account" means, solely to the extent that any Delayed Funding Term Loan is denominated in GBP, an account, if any, established by the UK Account Bank in accordance with this Agreement and the Security Trust Deed and designated as the "GBP Unfunded Exposure Account".

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Indebtedness" as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as contractual surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss.  Notwithstanding the foregoing, "Indebtedness" shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

"Indemnified Person" has the meaning specified in Section 5.03.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

"Indemnitee" has the meaning set forth in Section 10.04(b).

"Independent Dealer" means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent):  (a)  JPMorgan Securities, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., Société Générale Securities Services, Morgan Stanley Smith Barney LLC, Bank of America Merrill Lynch, BNP Paribas Securities Corp, Barclays Capital Inc., Credit Suisse Securities (UA) LLC, UBS Financial Services Inc., Wells Fargo Clearing Services, LLC, Jefferies LLC or RBC Capital Markets LLC or (b) any banking or securities Affiliate of any Person specified in clause (a), but in no event including the Company or any Affiliate of the Company.

"Ineligible Investment" means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an "Ineligible Investment" by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided further that (x) any Participation Interest granted under the Sale Agreement on the Effective Date that has not been elevated to an absolute assignment on or prior to the 45th calendar day following the Effective Date (or, if the Company (or the Portfolio Manager on its behalf) has used commercially reasonable efforts to effect such elevation within such 45 calendar day period and has been unable to do so, the 90th calendar day following the Effective Date) and (y) any other Participation Interest that has not been elevated to an absolute assignment on or prior to the 45th calendar day following the Trade Date for such Participation

Interest, in each case, shall constitute an Ineligible Investment until the date on which such elevation has occurred.

"Information" means (i) the Loan Documents and the details of the provisions thereof and (ii) all information received from the Company or any Affiliate thereof relating to the Company or its business or any obligor in respect of any Portfolio Investment in connection with the transactions contemplated by this Agreement.

"Initial Portfolio Investments" means the Portfolio Investments listed in Schedule 5.

"Interest Payment Date" has the meaning set forth in Section 4.03(b).

"Interest Proceeds" means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts or the Non-USD Obligation Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account ~~or~~, the Unfunded Exposure Account or any Non-USD Unfunded Exposure Account or any proceeds therefrom.

"Investment" means (a) the purchase of any debt or equity security of any other Person, (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

"IRS" means the United States Internal Revenue Service.

"JPMCB" has the meaning set forth in the introductory section of this Agreement.

"Lender Participant" has the meaning set forth in Section 10.06(c).

"Lenders" has the meaning set forth in the introductory section of this Agreement.

"Liabilities" has the meaning set forth in Section 5.03.

"LIBO Rate" means, for each Calculation Period relating to an Advance~~, the LIBO Screen Rate~~ denominated in USD or GBP, the rate appearing on the Reuters Screen LIBOR 01 Page (or, in the case of a GBP denominated Advance, the Reuters Screen LIBOR 02 Page) on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the applicable Currency in the

London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period~~; provided that if the LIBO Screen Rate shall not be~~, as the rate for U.S. Dollar deposits (or, in the case of a GBP denominated Advance, deposits in GBP) with a maturity of three months.  If such rate is not available at such time for any reason, then the LIBO Rate for such Calculation Period shall be the rate ~~per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period available that is shorter than three months and (b) the LIBO Screen Rate for the shortest period available that is longer than three months, in each case, at such time~~(which shall not be less than zero) at which U.S. Dollar deposits (or, in the case of a GBP denominated  Advance, deposits in GBP) in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period.  Notwithstanding anything in the foregoing to the contrary, if the LIBO Rate as calculated for any purpose under this Agreement is below zero percent, the LIBO Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

~~"LIBO Screen Rate"  means, for each Calculation Period relating to an Advance, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal to three months as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement; provided, further that, with respect to the first Calculation Period, the LIBO Screen Rate shall be the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period available that is shorter than such Calculation Period and (b) the LIBO Screen Rate for the shortest period available that is longer than such Calculation Period, as determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error).~~

"Lien" means any security interest, lien, charge, pledge, preference or encumbrance of any kind, in each case securing the payment of obligations, including tax liens, mechanics' liens and any liens that attach by operation of law.

"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

"Loan Documents" means this Agreement, the Sale Agreement, the Account Control Agreement, ~~any~~each Non-USD Obligation Security Document and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, in each case executed or delivered by the Company or any Affiliate thereof with or in favor of the Administrative Agent and/or the Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered by the Company or any Affiliate thereof to or in favor of the Administrative Agent and/or the Lenders in connection with any such amendment, supplement or modification.

"Margin Stock" has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

"Market Value" means, on any date of determination, (i) with respect to any Portfolio Investment (other than a Mezzanine Obligation), the average indicative bid-side price (expressed as a percentage) determined by LoanX/Markit Group Limited or TRACE (or, if the Administrative Agent determines in good faith that such bid price is not available or is not indicative of the actual current market value, the market value of such Senior Secured Loan or Second Lien Loan as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any Mezzanine Obligation, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below; provided that the Portfolio Manager (x) in the case of a dispute using written executable bid(s), provides the Administrative Agent the executable bid(s) set forth below no later than 12:00 p.m. New York City time on the second Business Day following the related date of determination and (y) in the case of a dispute using a valuation from a Nationally Recognized Valuation Provider, provides the Administrative Agent with written notice (including via email) of its intention to initiate such dispute no later than 12:00 p.m. New York City time on the fifth Business Day following the related date of determination and provides the valuation set forth below no later than 12:00 p.m. New York City time on the fifteenth Business Day following the related date of determination (and, in the case of both clause (x) and clause (y), if such dispute occurs after a Market Value Trigger Event, provides the executable bid(s) or valuation, as applicable, to the Administrative Agent not later than the last day of the related Market Value Cure Period).

If the Portfolio Manager disputes the determination of Market Value with respect to any Broadly Syndicated Portfolio Investment, the Portfolio Manager may, at the expense of the Company, obtain written executable bids from two Independent Dealers (or, if two such bids are not available, one such written executable bid) for a principal amount of such Portfolio Investment at least equal to the greater of (x) 10% of the aggregate principal amount of such Portfolio Investment and (y) $10,000,000 (or such lower amount consented to by the Administrative Agent in its sole discretion) and submit evidence of such bid(s) to the Administrative Agent.   If two such executable bids are obtained and provided to the Administrative Agent, the average of such bids will be the Market Value of such Portfolio Investment in accordance with the second succeeding paragraph.  If only one such executable bid is obtained and provided to the Administrative Agent, the average of such bid and the Market Value provided by the Administrative Agent in accordance with the first paragraph of this definition shall be the Market Value of such Portfolio Investment in accordance with the second succeeding paragraph.

If the Portfolio Manager disputes the determination of Market Value with respect to any Portfolio Investment other than a Broadly Syndicated Portfolio Investment, the Portfolio Manager may, with respect to up to three such Portfolio Investments in each calendar quarter, engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent.  Such valuation shall be the Market Value of such Portfolio Investment in accordance with the immediately succeeding paragraph.

The market value of any Portfolio Investment determined in accordance with the immediately preceding paragraph and the second preceding paragraph will be the Market Value for the applicable Portfolio Investment from and after the Business Day following receipt of notice of the executable bid(s) or valuation, as applicable, by the Administrative Agent until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with the definition of Market Value).

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero and (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Portfolio Manager from any Independent Dealer if, in the Administrative Agent's good faith judgment:  (i) such Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; or (ii) such firm bid or such firm offer is not bona fide.

The Administrative Agent shall notify the Company, the Portfolio Manager and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio on a monthly basis by the tenth (10th) calendar day of each month or upon the reasonable request of the Portfolio Manager (but no more frequently than 4 requests per calendar month).  Any notification from the Administrative Agent to the Company that the events set forth in clause (A)(i) of the definition of the term Market Value Event have occurred and are continuing shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

"Market Value Cure" means, on any date of determination, (i) with the consent of the Administrative Agent (not to be unreasonably delayed), the contribution by the Parent of additional Portfolio Investments and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of cash to the Company and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that immediately after giving effect to all such actions the Net Advances are less than the product of (a) Net Asset Value and (b) the Market Value Cure Trigger; provided that, any Portfolio Investment contributed to the Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied immediately after such contribution.

In connection with any Market Value Cure under clause (i) above, (x) a Portfolio Investment shall be deemed to have been contributed to the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle, in the case of a Loan, within ten (10) Business Days after the related Trade Date and, in the case of any other Portfolio Investment, within three (3) Business Days after the related Trade Date and the Company (or the Portfolio Manager on its behalf) shall use its commercially reasonable efforts to effect any such assignment within such time period and (y) the Administrative Agent shall use commercially reasonable efforts to reply to a request to approve the applicable Portfolio Investment for contribution within one (1) Business Day of the request by the Company (or the Portfolio Manager on its behalf) for such approval.

"Market Value Cure Failure" means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

"Market Value Cure Period" means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter; provided that the Market Value Cure Period may be extended if (i) the Company has delivered to the Administrative Agent with a copy to the Collateral Agent and the Collateral Administrator an MV Cure Extension Request satisfactory to the Administrative Agent in its sole discretion to extend the Market Value Cure Period by a specified MV Cure Extension Period and (ii) upon request of the Administrative Agent (which request may be a standing request) on each Business Day in such MV Cure Extension Period, the Company has delivered an MV Cure Plan Status Confirmation to the Administrative Agent; provided, further, that, if on any date during the MV Cure Extension Period, the Administrative Agent notifies the Company or the Portfolio Manager that an MV Cure Plan Status Confirmation is not satisfactory to the Administrative Agent, a Market Value Cure Failure will be deemed to have occurred on such date.

"Market Value Cure Trigger" has the meaning set forth in the Transaction Schedule.

"Market Value Event" means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, ten (10) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the related Trade Date thereof.

"Market Value Trigger" has the meaning set forth in the Transaction Schedule.

"Market Value Trigger Event" means an event that shall have occurred if the Administrative Agent has determined (which determination shall be binding absent manifest error) and notified the Portfolio Manager in writing as of any date that the Net Advances exceed the product of (a) the Net Asset Value and (b) the Market Value Trigger.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Company, the Seller or the Portfolio Manager, (b) the ability of the Company, the Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

"Material Amendment" means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon (other than a waiver of the application of the Adjusted Applicable Margin), or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment (other than a waiver of the application of the Adjusted Applicable Margin), or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

"Maximum Rate" has the meaning set forth in Section 10.09.

"Mezzanine Obligation" means a Portfolio Investment which is not a Senior Secured Loan or a Second Lien Loan.

"Minimum Funding Amount" means, on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount set forth in the last row below plus 80% of the increase in the Financing Commitment resulting from the Commitment Increase Request:

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$)
Effective Date	May 16, 2019	120,000,000
May 17, 2019	Last day of the Ramp-Up Period	150,000,000
First Day following the last day of the Ramp-Up Period	Last day of the Reinvestment Period	240,000,000

"MV Cure Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"MV Cure Extension Period" means a period of up to 10 Business Days requested by the Company in an MV Cure Extension Request.

"MV Cure Extension Request" means a written request from the Company to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) satisfactory to the Administrative Agent in its sole discretion requesting to extend the Market Value Cure Period by an MV Cure Extension Period and proposing a MV Cure Plan, together with any supporting documentation as may be requested by the Administrative Agent in its reasonable discretion.

"MV Cure Plan" means a proposal by a senior officer of the Portfolio Manager on behalf of the Company of steps which the Company, the Portfolio Manager and/or the Parent propose to take to effect a Market Value Cure, which plan may include a contribution of capital and/or one or more additional Portfolio Investments from the Parent.

"MV Cure Plan Status Confirmation" means a status update provided by a senior officer of the Portfolio Manager on behalf of the Company on each Business Day during the MV Cure Extension Period regarding the progress of the stated MV Cure Plan, together with any further information or supporting documentation reasonably requested by the Administrative Agent in connection with achieving a Market Value Cure.

"Nationally Recognized Valuation Provider" means Lincoln International LLC (f/k/a Lincoln Partners LLC), Valuation Research Corporation, Alvarez & Marsal, Duff & Phelps, Houlihan Lokey, Murray Devine and FTI Consulting; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Portfolio Manager so long as, after giving effect to such removal, there are at least three (or such greater number consented to by the Administrative Agent in its sole discretion) providers designated pursuant to this definition.

"Net Advances" means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts and the Non-USD Obligation Accounts (including cash and Eligible Investments) representing Excess Interest Proceeds and Principal Proceeds (other than Principal Proceeds that have been identified for use to settle outstanding Purchase Commitments which have traded but not settled).

"Net Asset Value" means, on any date of determination, the sum of (A) the sum of the product for each Portfolio Investment, other than, for any Loan, the unfunded commitment amount of a Delayed Funding Term Loan of (x) the Market Value of such Portfolio Investment (both owned and in respect of which there is an outstanding Purchase Commitment that has traded but has not settled) multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account and each Non-USD Unfunded Exposure Account (including, in each case, cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled (x) in the case of a Loan, within ten (10) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the related Trade Date thereof and (y) in the case of any other Portfolio Investment, within three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.  If the trade date for the sale of a Portfolio Investment (or any portion thereof) by the Company has occurred, the related settlement date has not occurred and the Administrative Agent has received satisfactory evidence that such trade has been entered into (which evidence shall include the sale price), the Market Value of the portion of such Portfolio Investment which has been traded (subject to the proviso in the immediately preceding sentence) shall be deemed to be such sale price for a period of time not exceeding (x) in the case of a Loan, ten (10) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the related trade date for such sale and (y) in the case of any other Portfolio Investment, three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the related Trade Date for such sale.

"Net Purchased Loan Balance" means, as of any date of determination, an amount equal to (a) the aggregate principal balance of all Portfolio Investments acquired by the Company prior to such date minus (b) the aggregate principal balance of all Portfolio Investments repurchased by the Parent or an Affiliate thereof prior to such date.

"New York Collateral" has the meaning set forth in the definition of Deliver.

"Non-Call Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, the earlier of (i) November 16, 2020 and (ii) any Non-Call Termination Date.

"Non-Call Termination Date" means (i) any date during the Reinvestment Period on which (x) the Company (or the Portfolio Manager on its behalf) has submitted at least ten (10) Notices of Acquisition (including all related information required to be delivered in connection therewith pursuant to Section 1.02) to the Administrative Agent in the immediately preceding twelve month period relating to obligations each of which (A) satisfy all of the Eligibility Criteria and (B) would not cause any of the Concentration Limitations to be exceeded on a pro forma basis immediately after giving effect to their proposed acquisition and (y) the Administrative Agent has failed to approve the Portfolio Investments proposed to be acquired in at least five (5) of such Notices of Acquisition within the time period specified in Section 1.02(c); provided that if the Administrative Agent initially does not approve but then subsequently approves any such Portfolio Investment, it shall be deemed an approval of such Portfolio Investment to the extent that the applicable Portfolio Investment is subsequently purchased by the Company or (ii) any Lender requests compensation under Section 3.01(e) or (f), or the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.03.

"Non-USD Collection Accounts" means the Euro Collection Account and any GBP Collection Account and/or CAD Collection Account.

"Non-USD Custodial Account" means an account, if any, established by the UK Custodian in accordance with this Agreement and the Security Trust Deed and designated as the "Non-USD Custodial Account".

"Non-USD Obligation ~~Accounts" has the meaning set forth in Section 10.05~~" means any Portfolio Investment denominated in a Permitted Non-USD Currency.

"Non-USD Obligation Accounts" means the Euro Collection Account and, if established in compliance with this Agreement and the Security Trust Deed, any (i) the Non-USD Custodial Account, (ii) the GBP Collection Account, (iii) GBP Unfunded Exposure Account, (iv) any CAD Collection Account, (v) the CAD Unfunded Exposure Account and/or (vi) the Euro Unfunded Exposure Account.

"Non-USD Obligation Security Documents" ~~has the meaning set forth in Section 10.05.~~means the Security Trust Deed and any other security, account, custody or similar agreement entered into by any of the parties hereto in connection with a Currency Amendment occurring after the First Amendment Date.

"Non-USD Unfunded Exposure Accounts" means any Euro Unfunded Exposure Account, GBP Unfunded Exposure Account and/or CAD Unfunded Exposure Account.

"Notice of Acquisition" has the meaning set forth in Section 1.02(a).

"Other Connection Taxes" means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

"Parent" means Blackstone/GSO Secured Lending Fund.

"Participant Register" has the meaning specified in Section 10.06(d).

"Participation Interest" means a participation interest in a Loan.

"PATRIOT Act" has the meaning set forth in Section 2.04(f).

"Permitted Distribution" means, on any Business Day, distributions of (x) Interest Proceeds, (y) prior to the last day of the Reinvestment Period, Principal Proceeds representing proceeds of the initial Advance and/or (z) following the last day of the Ramp-Up Period and prior to the last day of the Reinvestment Period, other Principal Proceeds (in each case, at the discretion of the Company) to the Parent (or other permitted equity holders of the Company); provided that amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and/or Principal Proceeds and only so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) the Borrowing Base Test is satisfied immediately prior to and immediately after giving effect to such Permitted Distribution), (iv) the Company gives at least two (2) Business Days' prior written notice thereof to the Administrative Agent, (v) not more than five Permitted Distributions are made in any single Calculation Period and (vi) the Company confirms in writing (which may be by email) to the Administrative Agent, and the Administrative Agent confirms in writing (which may be by email and which the Administrative Agent shall provide promptly upon its verification that the conditions to a Permitted Distribution are satisfied) to the Collateral Agent and the Collateral Administrator, that the conditions to a Permitted Distribution set forth herein are satisfied.  Nothing in this definition shall limit the right or ability of the Company to make a Permitted RIC Distribution at any time.

"Permitted Lien" means any of the following:  (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Portfolio Investment, the Lien in favor of the Company herein and Liens permitted under the underlying instruments related to such Portfolio Investment, (g) as to any agented Portfolio Investment, Liens in favor of the agent on behalf of all the lenders to the related obligor and (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with financing.

"Permitted Non-USD Currency" means Euros and, following the establishment of the related Non-USD Obligation Accounts in accordance with this Agreement and the Security Trust Deed and, if required pursuant to Section 10.05, execution and delivery of a related Currency Amendment, ~~Canadian Dollars, Euro and British Pounds~~CAD and/or GBP.

"Permitted Non-USD Currency Equivalent" means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal foreign exchange rate(s) obtained as described in the definition of the term Spot Rate.

"Permitted RIC Distribution" means distributions to the Parent (from the Collection Account or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code, (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted Tax Distributions made in any calendar quarter shall not exceed U.S.$1,500,000 (or such greater amount consented to by the Administrative Agent in its sole discretion) and (C) amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and/or Principal Proceeds and only so long as (x) the Borrowing Base Test is satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion) and (y) the Company gives at least two (2) Business Days' prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator.

"Permitted Working Capital Lien" has meaning set forth in the definition of "Senior Secured Loan".

"Person" means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company, the Parent or any ERISA Affiliate.

"Plan Asset Rules" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

"Portfolio" means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.

"Portfolio Investments" has the meaning set forth in the introductory section of this Agreement.

"Portfolio Manager" has the meaning set forth in the introductory section of this Agreement.

"Primary Management Fee" means, with respect to any Interest Payment Date, the fee payable to the Portfolio Manager for services rendered during the related Calculation Period hereunder, which shall be equal to one-fourth of the product of (i) the Primary Management Fee Percentage multiplied by (ii) the average of the values of the aggregate principal amount of the Portfolio Investments (other than Ineligible Investments) on the first day and the last day of the related Calculation Period.  For the avoidance of doubt, the Portfolio Manager may waive or defer the payment of any Primary Management Fee in its sole discretion.

"Primary Management Fee Percentage" means 0.30% per annum.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Principal Proceeds" means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts and the Non-USD Obligation Accounts (including cash contributed by the Company), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account, any Non-USD Unfunded Exposure Account or any proceeds thereof.

"Priority of Payments" has the meaning set forth in Section 4.05.

"Proceeding" has the meaning set forth in Section 10.08(b).

"Purchase" means each acquisition of a Portfolio Investment hereunder (other than by Substitution), including, for the avoidance of doubt, by way of a contribution by the Parent to the Company pursuant to the Sale Agreement.

"Purchase Commitment" has the meaning set forth in Section 1.02(a).

"Ramp-Up Period" means the period from and including the Effective Date to, but excluding, August 16, 2019.

"Reference Rate" means (i) with respect to Advances denominated in USD and related calculations, the applicable LIBO Rate, (ii) with respect to Advances denominated in CAD and related calculations, the CDOR Rate, (iii) with respect to Advances denominated in GBP and related calculations, the applicable LIBO Rate and (iv) with respect to Advances denominated in EUR and related calculations, EURIBOR.  The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator), and such determination shall be conclusive absent manifest error.

"Register" has the meaning set forth in Section 3.01(c).

"Reinvestment Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) November 16, 2021, (ii) the date on which a Market Value Event occurs (unless waived by the Administrative Agent in its sole discretion) and (iii) the date on which an Event of Default occurs; provided that, in the case of this clause (iii), with the written consent of the Required Lenders and the Administrative Agent (which consent may be granted or withheld in their respective sole discretion), at the request of the Portfolio Manager, the Reinvestment Period may be reinstated if such Event of Default is waived or is cured prior to any declaration of the Secured Obligations as due and payable pursuant to Article VII as a result of such Event of Default.

"Related Parties" has the meaning set forth in Section 9.01.

"Request for Advance" has the meaning set forth in Section 2.03(d).

"Required Lenders" means Lenders holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

"Responsible Officer" means (i) with respect to the Collateral Agent, any officer of the Collateral Agent customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement, (ii) with respect to the Collateral Administrator, any officer of the Collateral Administrator customarily performing functions with respect to collateral administration matters and, with respect to a particular matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement and (iii) with respect to the Company or the Portfolio Manager, any officer thereof (or, in the case of the Company, any officer of the Parent) having direct responsibility for the administration of this Agreement.

"Restricted Payment" means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

"Revolving Loan" means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

"Sale Agreement" has the meaning set forth in the introductory section of this Agreement.

"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty's Treasury of the United Kingdom or any other relevant sanctions authority.

"Second Lien Loan" means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

"Secondary Management Fee" means, with respect to any Interest Payment Date, the fee payable to the Portfolio Manager for services rendered during the related Calculation Period hereunder, which shall be equal to one-fourth of the product of (i) the Secondary Management Fee Percentage multiplied by (ii) the average of the values of the aggregate principal amount of the Portfolio Investments (other than Ineligible Investments) on the first day and the last day of the related Calculation Period.  For the avoidance of doubt, the Portfolio Manager may waive or defer the payment of any Secondary Management Fee in its sole discretion.

"Secondary Management Fee Percentage" means 0.45% per annum.

"Secured Obligation" has the meaning set forth in Section 8.02(a).

"Secured Party" has the meaning set forth in Section 8.02(a).

"Securities Intermediary" has the meaning set forth in the introductory section of this Agreement.

"Security Trust Deed" means the Security Trust Deed, dated as of the First Amendment Date, among the Company, the Collateral Agent, the Administrative Agent, the UK Account Bank and the UK Custodian.

"Seller" has the meaning set forth in the introductory section of this Agreement.

"Senior Secured Loan" means any Loan or Bond, that (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement or indenture), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans or Bonds, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a "Permitted Working Capital Lien") and (2) validly perfected and first priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans or Bonds) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan or Bond (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan or Bond plus the aggregate outstanding balances of all other Loans or Bonds of equal or higher seniority secured by a first priority Lien over the same collateral.

"Settlement Date" has the meaning set forth in Section 1.03.

"Solvent" means, with respect to any Person, that as of the date of determination, (a) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair value of such Person's present assets; (b) such Person's capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise).  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Specified Matter" means any Amendment of a Portfolio Investment that (a) reduces the principal amount of such Portfolio Investment, (b) reduces the rate of interest payable on such Portfolio Investment, (c) postpones the due date of any scheduled payment or distribution in respect of such Portfolio Investment, (d) alters the pro rata allocation or sharing of payments or distributions required by any related underlying instrument in a manner adverse to the Company, (e) releases any material guarantor of such Portfolio Investment from its obligations, (f) terminates or releases any lien on a material portion on the collateral securing such Portfolio Investment, (g) changes any of the provisions of any such underlying instrument specifying the number or percentage of lenders required to effect any of the foregoing or (h) materially changes any financial covenant.

"Spot Rate" means, as of any date of determination ~~after the execution of a~~and with respect to any then-current Permitted Non-USD Currency ~~Amendment~~, (x) with respect to actual currency exchange between USD and CAD, Euros or GBP and the calculations made pursuant to Section 1.08(b), the applicable currency-USD rate available through Citibank, N.A.'s banking facilities (or, if Citibank, N.A. has notified the Administrative Agent and the Company that it will no longer provide such services or if Citibank, N.A. or one of its Affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and CAD, Euros or GBP, the applicable currency-USD spot rate that appeared on the ~~Bloomberg screen~~BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication used by the Collateral Administrator for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Collateral Administrator.  The determination of the Spot Rate shall be conclusive absent manifest error.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that notwithstanding any provision herein to the contrary, the term "Subsidiary" shall not include any Person that constitutes an investment held by the Company in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Company.

"Substitute Portfolio Investment" has the meaning set forth in Section 1.06.

"Substitution" has the meaning set forth in Section 1.06.

"Substitution Date" has the meaning set forth in Section 1.03.

"TARGET2 Settlement Day" means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) system is open.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Trade Date" has the meaning set forth in Section 1.03.

"Transaction Schedule" has the meaning set forth in the introductory section of this Agreement.

"UCC" means the Uniform Commercial Code in effect in the State of New York.

"UK Account Bank" means Citibank, N.A., in its capacity as account bank under the Security Trust Deed.

"UK Custodian" means Citibank, N.A., in its capacity as custodian under the Security Trust Deed.

"Uncertificated Security" has the meaning set forth in the UCC.

"Unfunded Exposure Account" means the account established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Unfunded Exposure Amount" means, on any date of determination, with respect to any Delayed Funding Term Loan, an amount equal to the aggregate amount of all unfunded commitments

(~~after the execution of a Currency Amendment,~~ in the case of unfunded commitments denominated in CAD, Euro and GBP, converted to USD at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan.

"Unfunded Exposure Shortfall" means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the amounts on deposit in the Unfunded Exposure Account and any Non-USD Unfunded Exposure Account.

"Unfunded Exposure Shortfall Amount" means, on any date of determination, (i) during the Reinvestment Period, the excess of the Unfunded Exposure Shortfall over  2.5% of the Collateral Principal Amount and (ii) after the Reinvestment Period, the Unfunded Exposure Shortfall.

"USD" and "$" mean U.S. dollars.

"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning set forth in Section 3.03(f).

"Working Capital Revolver" means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor's total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related obligor).

ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01.Purchases of Portfolio Investments.

On the Effective Date, the Company may acquire the Initial Portfolio Investments, subject to the conditions specified in this Agreement.  From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company's account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02.Procedures for Purchases and Related Advances.

(a)Timing of Notices of Acquisition.  No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a "Purchase Commitment"), the Portfolio Manager, on behalf of the Company, shall deliver to the Administrative Agent a notice of acquisition (a "Notice of Acquisition").

(b)Contents of Notices of Acquisition.  Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request to the extent such information is available to the Portfolio Manager.

(c)Eligibility of Portfolio Investments.  The Administrative Agent shall have the right, on behalf of all Lenders, to request additional information regarding any proposed Portfolio Investment.  The Administrative Agent shall notify the Portfolio Manager and the Company of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in connection therewith); provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent and (ii) the failure of the Administrative Agent to notify the Portfolio Manager and the Company of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition.

(d)The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

(e)To the extent that the Administrative Agent has approved a Notice of Acquisition with respect to a Portfolio Investment, the Settlement Date for such Portfolio Investment has not yet occurred and there has been a change of the financial sponsor for such Portfolio Investor (and no other change to the terms thereof), the Administrative Agent shall use commercially reasonable efforts to provide a response to any revised Notice of Acquisition with respect thereto within two (2) Agent Business Days of its receipt of such revised Notice of Acquisition.

SECTION 1.03.Conditions to Purchases and Substitutions.

No Purchase Commitment, Purchase or Substitution shall be entered into or made unless each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment's "Trade Date") (it being understood that the Trade Date for a Delayed Funding Term Loan Purchased by the Company is the date on which the Company enters into a trade ticket to acquire such Delayed Funding Term Loan) or, in the case of a Substitution, the date on which the Company consummates a Substitution (the "Substitution Date"):

(1)the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the "Eligibility Criteria");

(2)with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than (i) in the case of a Loan, the date that is ten (10) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date or (ii) in the case of any other Portfolio Investment, the date that is three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date;

(3)no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a "Default"), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4)immediately after giving pro forma effect to the Purchase or Substitution of such Portfolio Investment and the related Advance, the Borrowing Base Test is satisfied.

If the above conditions to a Purchase Commitment, a Purchase or a Substitution are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent, the date on which such Purchase (if any) or Substitution shall settle (the "Settlement Date" for such Portfolio Investment).  With respect to a Purchase, promptly following the Settlement Date for a Portfolio Investment (or, in the case of a Portfolio Investment that is a Participation Interest, the date on which such Participation Interest is elevated to a full assignment) and its receipt thereof, the Collateral Agent shall provide to the Administrative Agent a copy of the executed assignment agreement (or, in the case of a Portfolio Investment that is not a Loan, the executed purchase agreement or similar instrument) pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

SECTION 1.04.Sales of Portfolio Investments.

The Company will not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), except that (a) (i) following the last day of the Ramp-Up Period and subject to Section 6.02(w), the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset without such consent so long as, (x) immediately after giving effect thereto, no Market Value Event has occurred, no Event of Default has occurred and is continuing and no Default or Event of Default would occur as a result of such sale and (y) the sale of such asset by the Company shall be on an arm's-length basis and in accordance with the Portfolio Manager's standard market practices and (ii) if the Company wishes to sell any Portfolio Investment prior to the last day of the Ramp-Up Period, in conjunction with its request for the consent of the Administrative Agent, the Company (or the Portfolio Manager on its behalf) shall certify to the Administrative Agent that such sale is being undertaken due to a significant decline in the credit quality of the applicable Portfolio Investment (in the reasonable determination of the Portfolio Manager) and clauses (x) and (y) of the immediately preceding sentence are satisfied with respect to such sale, (b) the Company may sell, transfer or dispose of Portfolio Investments in accordance with the Sale Agreement in the event a breach of one or more representations, warranties, undertakings or covenants made by the Seller with respect thereto, (c) the Company may effect Substitutions in accordance with Section 1.06 and (d) the Company may sell, transfer or dispose of Portfolio Investments at a price at least equal to par to the extent required by the terms of the applicable underlying documents.  In addition, within two (2) Business Days of any Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, the Company, subject to clauses (x) and (y) in the immediately preceding sentence, shall sell such Delayed Funding Term Loan and shall pay any amount required to be paid to the transferee as consideration in connection with such sale.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04):  (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts or the Non-USD Obligation Accounts) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent's standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent.  With respect to any sale of a Portfolio Investment the trade date of which was prior to the occurrence of an Event of Default or Market Value Event, as applicable, and the settlement date is scheduled to occur on a date following such Event of Default or Market Value Event, the Administrative Agent shall consent to such sale so long as all applicable criteria set forth in the immediately preceding paragraph were satisfied as of the trade date for such sale.

Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i)notify the Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii)direct the Company to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent's judgment (acting reasonably):

(A)either:

(x)the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y)the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B)such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company's attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales).  None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

SECTION 1.05.Additional Equity Contributions.

The Parent may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Company for any purpose, including for the purpose of curing any Default or Event of Default, in connection with a Market Value Cure, satisfying any Borrowing Base Test, enabling the acquisition or sale of any Portfolio Investment or satisfying any conditions under Section 2.04. Each contribution shall either be made (a) in cash, (b) by assignment and contribution of Cash Equivalents and/or (c) by assignment and contribution of a Portfolio Investment that satisfies all of the Eligibility Criteria and the Concentration Limitations and could otherwise be sold to the Company in compliance with this Agreement.

SECTION 1.06.Substitutions; Limitations on Sales and Substitutions.

The Company may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a "Substitution" and such new Portfolio Investment, a "Substitute Portfolio Investment") so long as the Company has submitted a Notice of Acquisition and all other applicable conditions precedent set forth in Section 1.03 have been satisfied with respect to each Substitute Portfolio Investment to be acquired by the Company in connection with such Substitution. In no event shall the aggregate outstanding balance of Portfolio Investments in the Portfolio subject to a Substitution, together with the aggregate outstanding balance of Portfolio Investments sold to the Seller by the Company pursuant to Section 1.04 of this Agreement, exceed 20% of the Net Purchased Loan Balance measured as of the date of such sale.

SECTION 1.07.Certain Assumptions relating to Portfolio Investments.

For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement date.

SECTION 1.08.Currency Equivalents Generally.

~~SECTION 1.08.Valuation of Permitted Non-USD Currency Portfolio Investments.~~

~~For~~(a)Except as set forth in clause (b) and Section 4.06(b), for purposes of all valuations and calculations ~~hereunder, after the execution of a Currency Amendment~~under the Loan Documents, the principal amount and Market Value of all Portfolio Investments and ~~Cash Equivalents~~Eligible Investments denominated in a Permitted Non-USD Currency and proceeds denominated in a Permitted Non-USD Currency on deposit in any Non-USD Obligation Account shall be converted to USD at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

(b)Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments, (iii) the limitations on the portion of the Financing Limit and the Financing Commitment that may be utilized in Permitted Non-USD Currencies and (iv) the outstanding aggregate principal amount of Advances, the outstanding principal amount of any Advances that are denominated in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made.  Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in U.S. dollars, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the applicable Permitted Non-USD Currency Equivalent of such U.S. dollar amount (rounded to the nearest 1,000 units of the applicable Permitted Non-USD Currency).

ARTICLE II
THE AdvanceS

SECTION 2.01.Financing Commitments.

Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances~~,~~ in ~~U.S. dollars,~~a Currency in an aggregate amount outstanding not exceeding the amount of such Lender's Financing Commitment.  The Financing Commitments shall terminate on the earliest of (a) the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02.[Reserved].

SECTION 2.03.Advances; Use of Proceeds.

(a)Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein.

(b)Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder.  If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.

(c)Subject to Section 2.03(e), the Company shall use the proceeds of the Advances received by it hereunder to purchase the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the obligor of Delayed Funding Term Loans in accordance with the underlying instruments relating thereto; provided that, if the proceeds of an Advance are deposited in the Collection Account or a Non-USD Collection Account as provided in Section 3.01 prior to or on the expected Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related expected Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager, the Collateral Agent shall apply such proceeds on such date as provided in Section 4.05.  The proceeds of the Advances shall not be used for any other purpose.  Notwithstanding the foregoing, if the purchase price of a Portfolio Investment with respect to which a Notice of Acquisition has been approved by the Administrative Agent and which could otherwise have been acquired with the proceeds of a related Advance in compliance with Section 2.05 and the other applicable requirements of this Agreement is instead paid by the Parent or its Affiliate on the designated Settlement Date, the Company may use the proceeds of such Advance to repay the Parent or such Affiliate for the amount of the purchase price for such Portfolio Investment advanced by such Person.

(d)With respect to any Advance, the Portfolio Manager on behalf of the Company shall submit a request substantially in the form of Exhibit A (a "Request for Advance") to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01.  Any requested Advance shall be in an amount such that, immediately after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.

(e)If two Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Shortfall, then the Portfolio Manager, on behalf of the Company, shall be deemed to have requested an Advance in the applicable Currency on such date, and the Lenders shall make a corresponding Advance on the last day of the Reinvestment Period (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in amount, to be deposited in the Unfunded Exposure Account or any applicable Non-USD Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Shortfall, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Advance; provided that, if the Company provides evidence to the Administrative Agent that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan, then the amount of any such Advance shall be reduced by the amount of such funds.  After giving effect to such Advance, the Company shall cause the proceeds of such Advance and cash from other sources that are available in accordance with the terms of this Agreement in an amount equal to the aggregate Unfunded Exposure Shortfall to be deposited in the Unfunded Exposure Account and/or any applicable Non-USD Unfunded Obligation Account.

SECTION 2.04.Conditions to Effective Date.

Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the "Effective Date") on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)Executed Counterparts.  The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)Loan Documents.  The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect, and that the initial sales and contributions (or grant of Participation Interests, as applicable) contemplated by the Sale Agreement shall have been consummated in accordance with the terms thereof.

(c)Opinions.  The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Portfolio Manager, the Parent and the Seller, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy and UCC matters) in writing.

(d)Corporate Documents.  The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company, the Parent, the Seller and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the Parent, the Seller and the Portfolio Manager and any other legal matters relating to the Company, the Parent, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)Payment of Fees, Etc.  The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f)PATRIOT Act, Etc.  (i) To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act") and other applicable "know your customer" and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(g)Filings.  Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder.

(h)Certain Acknowledgements.  The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Seller as debtor which cover any of the Portfolio Investments and (iii) such other searches that the Administrative Agent reasonably deems necessary or appropriate.

(i)Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.05(4) and 2.05(6) have been satisfied on and as of the Effective Date.

(j)Other Documents.  Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05.Conditions to Advances.

No Advance shall be made unless each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion) as of the proposed date of such Advance:

(1)the Effective Date shall have occurred;

(2)the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

(3)no Market Value Event has occurred

(4)no Event of Default or Default has occurred and is continuing;

(5)the Reinvestment Period has not ended;

(6)all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(7)immediately after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x)the Borrowing Base Test is satisfied;

(y)the aggregate principal balance of Advances then outstanding will not exceed the aggregate limit for Advances set forth in the Transaction Schedule; and

(z)in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$1,000,000; provided that the amount of the initial Advance on the Effective Date shall be not less than U.S.$120,000,000.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager (on behalf of the Company) shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.06.Commitment Increase Request.

The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Financing Commitment to up to $600,000,000 (in the aggregate), subject to satisfaction (or waiver by the Administrative Agent in its sole discretion) of the following conditions precedent:

(a)the Administrative Agent (in its sole discretion) approves in writing (which may be by an email) such Commitment Increase Request;

(b)no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c)the Borrowing Base Test is satisfied on and as of the Commitment Increase Date;

(d)all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e)no commitment reduction shall have occurred pursuant to Section 4.07(a) in connection with a Non-Call Termination Event prior to the Commitment Increase Date;

(f)any Commitment Increase Request shall be in an amount not less than $50,000,000; and

(g)receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that  provided pursuant to Sections 2.04(d) and (f)(ii) on the Effective Date.

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE Advances

SECTION 3.01.The Advances.

(a)Making the Advances.  If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance in the applicable Currency on the proposed date thereof by wire transfer of immediately available funds by 12:00 ~~p.m.~~noon, New York City time, to the Collateral Agent for deposit to the Principal Collection Account

(or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Non-USD Collection Account).  Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement.  Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances.

(b)Interest on the Advances.  Subject to Section 3.01(h),  all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the ~~LIBO~~applicable Reference Rate for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default pursuant to clause (a) of Article VII (and upon election by the Required Lenders following the occurrence and during the continuance of any other Event of Default), all outstanding Advances and any accrued and unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the ~~LIBO~~applicable Reference Rate for each Calculation Period in effect plus the Adjusted Applicable Margin; provided further that, solely for purposes of this Section 3.01(b), if the aggregate amount of outstanding Advances at any time is less than the Minimum Funding Amount, the amount of outstanding Advances at such time shall be deemed to equal the Minimum Funding Amount.

(c)Evidence of the Advances.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the Currency thereof.  The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the "Register") in which it shall record (1) the amount of each Advance made hereunder and the Currency thereof, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.  The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

Any Lender may request that Advances made by it be evidenced by a promissory note.  In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if a registered note is requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed).  Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d)Pro Rata Treatment.  Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e)Illegality.  Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder in the applicable Currency, then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain Advances in such Currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) any such Lender shall comply with the requirements of Section 3.04, and (3) if such Lender is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to the ~~LIBO~~Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule.

(f)Increased Costs.

(i)If any Change in Law shall:

(A)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C)subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon written request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the

Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity) by an amount reasonably deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(iii)A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iv)Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Administrative Agent's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Administrative Agent's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.

(v)Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money).  In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(g)No Set-off or counterclaim.  Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h)Alternate Rate of Interest.  (i)If prior to the commencement of any Calculation Period: (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the ~~LIBO~~Reference Rate (including, without limitation, because the ~~LIBO~~Reference Rate is not available or published on a current basis), for ~~U.S. dollar~~ deposits in the applicable Currency and such Calculation Period; or (y) the

Administrative Agent is advised by the Required Lenders that the ~~LIBO~~Reference Rate, as applicable, for such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period; then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance in the applicable Currency is requested, such Advance shall accrue interest at the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule.

(ii)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) the circumstances set forth in Section 3.01(h)(i)(x) have arisen and such circumstances are unlikely to be temporary or (y) the circumstances set forth in Section 3.01(h)(i)(x) have not arisen but the supervisor for the administrator of the ~~LIBO~~Reference Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the ~~LIBO~~Reference Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the ~~LIBO~~Reference Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States or the applicable Eligible Jurisdiction at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such changes shall not include a reduction in the Applicable Margin).  Notwithstanding anything to the contrary in Section 10.05, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (ii) (but, in the case of the circumstances described in clause (y) of the first sentence of this Section 3.01(h)(ii), only to the extent the ~~LIBO~~Reference Rate for ~~U.S. dollar~~ deposits in the applicable Currency and such Calculation Period is not available or published at such time on a current basis), if any Advance is requested, such advance shall accrue interest at the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule.

SECTION 3.02.[Reserved].

SECTION 3.03.Taxes.

(a)Payments Free of Taxes.  All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA).  If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Company.  The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Indemnification by the Company.  The Company shall indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Indemnification by the Lenders.  Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Secured Parties.  (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this

Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)an executed IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form reasonably acceptable to the Company to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10 percent shareholder" of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv)to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section

1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(E)The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement.  The Administrative Agent represents to the Company that it is a "U.S. person" and a "financial institution" within the meaning of Treasury Regulations Section 1.1441-1 and a "U.S. financial institution" within the meaning of Treasury Regulations Section 1.1471-3T and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival.  Each party's obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.04.Mitigation Obligations.

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.01(e) or (f), or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.03, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01(e) or (f) or Section 3.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender (i) requests compensation under Section 3.01(e) or (f), or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.03, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.04(a), (ii) defaults in its obligation to make Advances hereunder or (iii) becomes subject to a Bail-In Action, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in and the consents required by Section 10.08), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01(e) or (f) or Section 3.03) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) such assignment will result in a ratable reduction in the claim for compensation or payments under Section 3.01(e) or (f) or Section 3.03, as applicable and (iv) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.  No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01.Interest Proceeds.

The Company shall notify the obligor (or the relevant agent under the applicable underlying documents) with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Collection Account.  To the extent Interest Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Interest Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Portfolio Manager.  Notwithstanding the foregoing, Interest Proceeds denominated in Permitted Non-USD Currencies shall be deposited into the applicable Non-USD Collection Account in the manner provided above.

Interest Proceeds shall be retained in the Collection Account or the applicable Non-USD Collection Account and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in ~~dollar-denominated~~ Cash Equivalents in the applicable Currency selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) ("Eligible Investments"); provided that, prior to the date (if any) on which the

Non-USD Custodial Account is established in accordance with this Agreement and the Security Trust Deed, Interest Proceeds received in any Permitted Non-USD Currency shall remain uninvested and shall be deposited into the applicable Non-USD Collection Account.  Eligible Investments shall mature no later than the end of the then-current Calculation Period.

Interest Proceeds on deposit in the Collection Account or a Permitted Non-USD Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

SECTION 4.02.Principal Proceeds.

The Company shall notify the obligor (or the relevant agent under the applicable underlying documents) with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Collection Account.  To the extent Principal Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager.  Notwithstanding the foregoing, Principal Proceeds denominated in Permitted Non-USD Currencies shall be deposited into the applicable Non-USD Collection Account in the manner provided above.

All Principal Proceeds shall be ~~retained in the~~held in the Collection Account or the applicable Non-USD Collection Account and held in cash and/or invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments in the applicable Currency selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent); provided that, prior to the date (if any) on which the Non-USD Custodial Account is established in accordance with this Agreement and the Security Trust Deed, Principal Proceeds received in any Permitted Non-USD Currency shall remain uninvested and shall be deposited into the applicable Non-USD Collection Account.  All investment income on such Eligible Investments shall constitute Interest Proceeds.

Principal Proceeds on deposit in the Collection Account or a Non-USD Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement or (iii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement, in each case, to the extent not otherwise required under this Agreement, with prior notice to the Administrative Agent.

For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03.Principal and Interest Payments; Prepayments; Commitment Fee.

(a)The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts and the Non-USD Obligation Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b)Accrued and unpaid interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.  "Interest Payment Date" means the fifteenth day after the last day of each Calculation Period.

(c)(i)        Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (B) in connection with a Market Value Cure, (C) subject to the payment of the premium (if applicable) described in clause (ii) below, up to but not more than three times during any Calculation Period; provided that the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(i)(C) during the Non-Call Period in an amount that would cause the aggregate outstanding principal amount of the Advances to be below the Minimum Funded Amount in effect as of such date (such aggregate principal amount in excess of the Minimum Funded Amount, the "Excess Funded Amount"), or (D) at any time after the Non-Call Termination Date.  The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or other similar file) of any prepayment pursuant to Section 4.03(c)(i)(A) or Section 4.03(c)(i)(C) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment.  Each such notice shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the prepayment date and the principal amount of the Advances to be prepaid.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$1,000,000 (or, if less, the aggregate outstanding amount thereof).  Prepayments shall be accompanied by accrued and unpaid interest.

(ii)Each prepayment or commitment reduction pursuant to Section 4.03(c)(i)(C) and Section 4.07(a) that is made after the Non-Call Period (unless the Non-Call Period ended as a result of a Non-Call Termination Date) and during the Reinvestment Period, whether in full or in part, shall be accompanied by a premium equal to 1% of the aggregate principal amount of such prepayment or (without duplication) commitment reduction and, at the request of any Lender in respect of any prepayment on a date other than an Interest Payment Date, any costs incurred by it in respect of the breakage of its funding at the ~~LIBO~~Reference Rate for the related Calculation Period; provided that no such premium shall be payable with respect to any prepayment (or portion thereof) that does not exceed the Excess Funded Amount.

(d)The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee (the "Commitment Fee") in accordance with the Priority of Payments which shall accrue at (i) for the period from the Effective Date to but excluding the last day of the Ramp-Up Period, 0.375% per annum and (ii) for the period from and including the last day of the Ramp-Up Period to but excluding the last day of the Reinvestment Period, 0.60% per annum, in each case, on the average daily unused amount of the Financing Commitment of such Lender during the applicable period (calculated by reference to the Minimum Funding Amount to the extent applicable).  Accrued Commitment Fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate.  All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c).  All such prepayments shall be accompanied by accrued and unpaid interest (but no premium).

SECTION 4.04.MV Cure Account.

(a)The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof.  Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders).  All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b)Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05.Priority of Payments.

On (w) each Interest Payment Date, (x) the Maturity Date, (y) upon request of the Administrative Agent (which request may be a standing request), each Agent Business Day after the occurrence of a Market Value Event and (z) upon request of the Administrative Agent (which request may be a standing request), each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable hereunder (each date set forth in clauses (y) and (z) above, an "Additional Distribution Date"), the Collateral Agent shall distribute all amounts in the Collection Account in the following order of priority (the "Priority of Payments"):

(a)to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement (including reasonable and documented fees, out-of-pocket expenses and indemnities required to be paid hereunder and thereunder) and (ii) second, any other accrued and unpaid fees and out-of pocket expenses (other than the Commitment Fee payable to the Lenders, but including Lender indemnities) due hereunder and under the Account Control Agreement, up to a maximum amount under this clause (a) of U.S.$50,000 (the "Cap") on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter); provided that, if an Event of Default has occurred and the Administrative Agent has terminated the Financing Commitments and declared the Secured Obligations due and payable, the Cap shall be increased to $200,000 for payment to the Collateral Agent, the Collateral Administrator and the Securities Intermediary in connection with any actions it has taken with respect to enforcement of rights on the Collateral;

(b)to pay accrued and unpaid interest due and payable hereunder in respect of the Advances, any accrued and unpaid Commitment Fees payable to the Lenders and any amounts payable to any Lender or the Administrative Agent pursuant to Section 3.01(e) or (f) or Section 3.03 (pro rata based on amounts due);

(c)to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), outstanding principal of the Advances until the Advances are paid in full;

(d)to pay to the Portfolio Manager (unless waived or deferred in whole or in part by Portfolio Manager) any accrued and unpaid Primary Management Fee for the related Calculation Period;

(e)prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager, to fund the Unfunded Exposure Account and any applicable Non-USD Unfunded Exposure Account up to the Unfunded Exposure Amounts;

(f)to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;

(g)to pay to the Portfolio Manager (unless waived or deferred in whole or in part by Portfolio Manager) any accrued and unpaid Secondary Management Fee for the related Calculation Period;

(h)to make any Permitted Distributions or Permitted RIC Distributions (subject to the limitations on the use of Interest Proceeds and Principal Proceeds set forth in the definition of such term) directed pursuant to this Agreement;

(i)at the election of the Portfolio Manager, to pay to the Portfolio Manager any deferred and unpaid Primary Management Fee and/or deferred and unpaid Secondary Management Fee; and

(j)(i) on any Interest Payment Date, to deposit any remaining amounts in the Collection Account as Principal Proceeds (which, during the Reinvestment Period, may be applied to the acquisition of additional Portfolio Investments) and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

SECTION 4.06.Payments Generally.

(a)All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable).  The Administrative Agent shall give written notice to the Collateral Agent, the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Portfolio Manager.  At least two (2) Business Days prior to each Interest Payment Date, the Maturity Date and any Additional Distribution Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such ~~Interest Payment D~~date.  All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent.  Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim.  All payments hereunder shall be made in USD ~~.S. dollars~~other than payments of interest and principal made in respect of Advances denominated in a Permitted Non-USD Currency, which shall be made in the applicable Permitted Non-USD Currency of such Advance.  All interest calculated using the ~~LIBO~~Reference Rate hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)If after receipt of an invoice from the Administrative Agent pursuant to Section 4.06(a) and at least two (2) Business Days prior to any Interest Payment Date or the Maturity Date or an Additional Distribution Date, the Collateral Administrator shall have notified the Company, the Collateral Agent and the Administrative Agent that the Company does not have a sufficient amount of funds in a Permitted Non-USD Currency on deposit in the applicable Non-USD Obligation Account(s) that will be needed (1) to pay to the Lenders all of the amounts required to be paid in such Permitted Non-USD Currency on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Permitted Non-USD Currency as required for such payment (a "Currency Shortfall"), then, so long as no Event of Default shall have occurred and be continuing and no Market Value Event has occurred, the Company shall exchange (or shall direct the Collateral Agent to exchange) amounts in USD held in the Collection Account for the applicable Permitted Non-USD Currency in an amount necessary to cure such Currency Shortfall.  Each such exchange shall occur no later than one Business Day prior to such Payment Date or Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion.  If for any reason the Company shall have failed to effect any such currency exchange by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.

(c)At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent to direct the UK Account Bank or the UK Custodian, as applicable, to exchange amounts held in any Non-USD Obligation Account for USD at the Spot Rate for application hereunder.

SECTION 4.07.Termination or Reduction of Financing Commitments.

(a)After the Non-Call Period (or any other date if JPMorgan Chase Bank, National Association ceases to act as Administrative Agent), the Company shall be entitled at its option, subject to the payment of any premium described in Section 4.03(c)(ii) to the extent the Non-Call Termination Date has not occurred on or prior to such date, and upon three (3) Business Days' prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium (if any) and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part any portion of the Financing Commitments that exceeds the sum of the outstanding Advances (after giving effect to any concurrent repayment of the Advances on such date).  In addition, the Financing Commitments shall be automatically and irrevocably reduced by any amount of any prepayment of Advances pursuant to Section 4.03(c)(i)(C) during the Reinvestment Period that exceeds the Excess Funded Amount.

(b)The Financing Commitments shall be automatically and irrevocably reduced on the date of any prepayment made in accordance with the definition of "Market Value Cure" in an amount equal to the amount of such prepayment.

(c)The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(d)All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e)The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V
THE PORTFOLIO MANAGER

SECTION 5.01.Appointment and Duties of the Portfolio Manager.

The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein, and the Portfolio Manager hereby accepts such appointment.  For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment and disposition of Portfolio Investments, delivering Notices of Acquisition on behalf of and in the name of the Company and (y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby.  The Company hereby irrevocably appoints the Portfolio Manager its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein.  Without limiting the foregoing:

(a)The Portfolio Manager shall perform its obligations hereunder with reasonable care, using a degree of skill not less than that which the Portfolio Manager exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and restrictions and consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio; and

(b)The Portfolio Manager shall not (and shall not cause the Company to) take any action that it knows or reasonably should know would (1) violate the constituent documents of the Company, (2) violate any law, rule or regulation applicable to the Company, (3) require registration of the Company as an "investment company" under the Investment Company Act of 1940, or (4) cause the Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Portfolio Manager may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Company and to perform any of the Portfolio Manager's duties hereunder, provided that the Portfolio Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties.  For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Portfolio Manager as investment adviser or portfolio manager hereunder.

SECTION 5.02.Portfolio Manager Representations as to Eligibility Criteria; Etc.

The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company hereunder and not to act in contravention of this Agreement.  The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date and Settlement Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Portfolio Manager.

SECTION 5.03.Indemnification.

The Portfolio Manager shall indemnify and hold harmless the Company, the Agents, the Collateral Administrator and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, "Liabilities"), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Portfolio Manager of any of its obligations hereunder and (b) the failure of any of the representations or warranties of the Portfolio Manager set forth herein to be true when made or when deemed made or repeated, except to the extent that such Liabilities or expenses (x) result from the performance or non-performance of the Portfolio Investments or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the applicable Indemnified Person.

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.Representations and Warranties.

The Company (and, with respect to clauses (a) through (e), (l), (n), (o), (t) through (w) and (aa), the Portfolio Manager) represents to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date on which such representations and warranties are required to be made hereunder):

(a)it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated;

(b)the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d)it is not subject to any Adverse Proceeding;

(e)it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f)it is not required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended;

(g)it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h)it has no Indebtedness other than (i) Indebtedness incurred or permitted to be incurred under the terms of the Loan Documents and (ii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan;

(i)(x) it does not have underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules; and (y) except as would not be reasonably expected to have a Material Adverse Effect, neither it nor any ERISA Affiliate has within the last six years sponsored, maintained, contributed to, or been required to contribute to and does not have any liability with respect to any Plan;

(j)as of the date of this Agreement it is, and immediately after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k)it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l)it has complied with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(m)it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company with the approval of the Administrative Agent, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n)(x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it, in each case, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data, industry information) heretofore furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (to the extent any such information was furnished by, or relates to, a third party, to the Company's knowledge), when taken as a whole, as of its delivery date (and as updated or supplemented after such date), any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading and (z) as of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o)[Reserved];

(p)the Company has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Company has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except (i) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (ii) the failure to file such tax returns or pay, withhold or discharge such taxes or governmental charges would not reasonably be expected to have a Material Adverse Effect;

(q)the Company is and will be treated as a disregarded entity for U.S. federal income tax purposes;

(r)the Company is and will be wholly owned by the Parent, which is a U.S. Person;

(s)prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t)neither it nor any of its Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a "Non‑Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns.  It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act;

(u)the Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and the Company and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person.  None of (i) the Company or its directors, officers, managers or employees or (ii) to the knowledge of the Company, any director, manager or agent of the Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v)the Loan Documents and the organizational documents of the Company represent all of the material agreements between the Portfolio Manager, the Parent and the Seller, on the one hand, and the Company, on the other.  The Company has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no valid and effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Company or the Seller as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as "Secured Party" pursuant hereto, as necessary or advisable in connection with the Sale Agreement or which has been terminated;

(w)the Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with its entering into and performing its obligations under this Agreement;

(x)there are no judgments for Taxes with respect to the Company and no claim is being asserted with respect to the Taxes of the Company, except, in the case of claims only, any such claims (x) which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP or (y) that would not reasonably be expected to result in a Material Adverse Effect;

(y)upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any Liens (other than Permitted Liens);

(z)the Parent (i) is not required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) has elected to be treated a business development corporation for purposes of the Investment Company Act of 1940, as amended;

(aa)the Portfolio Manager is not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb)except with respect to clause (2) of the definition of ERISA Event where such ERISA Event would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred; and

(cc)all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement.  No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.  Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board.  No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

SECTION 6.02.Covenants of the Company and the Portfolio Manager.

The Company (and, with respect to clauses (e), (g), (j), (k), (o), (r) and (gg), the Portfolio Manager) on each day during the term of this Agreement:

(a)shall at all times:  (i) maintain at least one independent manager or director (who is in the business of serving as an independent manager or director) except while a vacancy is being filled as required by the Company’s organizational documents; (ii) maintain its own separate books and records (other than tax returns and documents related thereto) and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person (without limiting the foregoing, it is acknowledged that for accounting purposes, the Company may be consolidated as required by GAAP and included in such Person’s consolidated financial statements); (iv) have a board of managers separate from that of any other Person; (v) file its own Tax returns, except to the extent that the Company is treated as a "disregarded entity" for Tax purposes and is not required to file any Tax returns under Applicable Law, and pay any Taxes so required to be paid under Applicable Law, (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name (except as may be required for U.S. federal income and applicable state and local tax purposes) and comply with all organizational formalities necessary to maintain its separate existence; (viii) pay its own liabilities only out of its own funds; (ix) except as permitted hereunder and under the other Loan Documents, maintain an arm's length relationship with the Parent and each of its other Affiliates; (x) not hold out its credit or assets as being available to satisfy the obligations of others; (xi) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xii) use separate stationery, invoices and checks; (xiii) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xiv) correct any known misunderstanding regarding its separate identity; (xv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvi) not acquire the obligations or any securities of its Affiliates except as permitted under the Loan Documents; (xvii) cause the managers, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and (xviii) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Company, shall immediately become the member of the Company in accordance with its organizational documents.

(b)shall not (i) not engage in any business or activity other than the activities permitted pursuant to its constituent documents; (ii) fail to be Solvent, (iii) release, sell, transfer, convey or assign any Portfolio Investment to the extent otherwise prohibited by the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms not materially less favorable to the Company (taken as a whole) than those available to unaffiliated parties in an arm's-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any material asset or property other than the Collateral and other assets as permitted hereunder, the Sale Agreement and the Loan Documents, and the related assets and incidental personal property necessary for the ownership or operation of these assets and the operation of the Company.

(c)shall take all actions consistent with and shall not take any action contrary to the "Facts and Assumptions" sections in the opinions of Dechert LLP, dated the date hereof, relating to certain true sale and non-consolidation matters;

(d)shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred or permitted to be incurred under the terms of the Loan Documents and (ii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan;

(e)shall comply with all Anti-Corruption Laws and applicable Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions;

(f)shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g)shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement or any Non-USD Obligation Security Document to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h)shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i)shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least 10 Business Days (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and

Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j)shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company (or, in the case of the Portfolio Manager, a statutory trust) and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company or statutory trust, as applicable, in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k)shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(l)shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m)except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents (including, without limitation, Portfolio Investments);

(n)shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute "plan assets" within the meaning of the Plan Asset Rules, and (ii) except as would not reasonably be expected to have a Material Adverse Effect, neither it nor any ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any Plan;

(o)except for the security interest granted hereunder  and under the Non-USD Obligation Security Documents and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Company shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Company (other than Permitted Liens);

(p)

(i)shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information:  (i) within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent's annual report on Form

10‑K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (ii) within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in Parent's quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; and (iii) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request;

(ii)shall furnish to the Administrative Agent no later than the date any financial statements are due pursuant to Section 6.02(p)(i) or (ii), a compliance certificate, certified by a Responsible Officer of the Company in such capacity (and not in any individual capacity), to the knowledge of such Responsible Officer, to be true and correct in all material respects, (i) stating whether any Default or Event of Default exists; (ii) stating that Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (iii) stating that the representations and warranties of the Company contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (iv) certifying that such financial statements fairly present in all material respects, the consolidated financial condition and the results of operations of Parent on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to year-end audit adjustments permitted under GAAP and the absence of footnotes;

(q)shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge would not reasonably be expected to have a Material Adverse Effect;

(r)shall, subject to the requirements of Section 10.7, permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company's expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person's performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of the Company with respect to review of the Portfolio Investments).  The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company's or the Portfolio Manager's business and operations.  So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days' prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year.  Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day' prior notice will be required before any inspection.  Notwithstanding anything to the contrary in this clause (r), neither the Company nor any Affiliate thereof will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law or (z) is subject to attorney-client or similar privilege or constitutes attorney work product;

(s)shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t)shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions or Permitted RIC Distributions subject to the other requirements of this Agreement;

(u)shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition), (B) those that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v)shall not request any Advance, and the Company shall not directly or indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w)other than (i) with the consent of the Administrative Agent, (ii) pursuant to the Sale Agreement, (iii) as a permitted Substitution under Section 1.06 or (iv) in a required sale directed by the Administrative Agent under Section 1.04 following the occurrence of a Market Value Event, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates unless such sale is conducted on terms and conditions consistent with those of an arm's-length transaction and in accordance with the Portfolio Manager's standard market practices;

(x)shall post on a password protected website maintained by the Portfolio Manager to which the Administrative Agent will have access or deliver via email to the Administrative Agent, with respect to each obligor in respect of a Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, any management discussion and analysis provided by such obligor and any financial reporting packages and notifications of default with respect to such obligor under such Portfolio Investment's underlying documents and with respect to each Portfolio Investment for such obligor (including any attached or included information, statements and calculations), in each case within five (5) Business Days of the receipt thereof by the Company or the Portfolio Manager; provided that the Company shall post on a password protected website maintained by the Portfolio Manager to which the Administrative Agent will have access and deliver via email to the Administrative Agent notice of any credit event relating to an obligor immediately upon obtaining knowledge thereof.  The Company shall cause the Portfolio Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or obligor (to the extent reasonably available to the Portfolio Manager);

(y)shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder);

(z)shall only have partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;

(aa)shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing 'all assets of the debtor' (or substantially similar language) in the collateral description of such financing statement;

(bb)[Reserved];

(cc)shall not hire any employees;

(dd)shall not maintain any bank accounts or securities accounts other than the Collateral Accounts and the Non-USD Obligation Accounts;

(ee)except as otherwise expressly permitted herein, shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity) without payment in full of the portion so cancelled or terminated of such Portfolio Investment, or consent to or accept any cancellation or termination of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(ff)shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(gg)shall not act on behalf of, a country, territory, entity or individual that, at the time of such act, is the subject or target of Sanctions, and none of the Company, the Portfolio Manager or any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings are prohibited under Sanctions for a natural person or entity required to comply with such Sanctions.  The Company does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions; and

(hh)shall give notice to the Administrative Agent promptly in writing upon (and in no event later than three (3) Business Days (or, in the case of clause (2)(y) below, one (1) Business Day) after) a Responsible Officer of the Company or the Portfolio Manager has actual knowledge of the occurrence of any of the following:

(1)any Adverse Proceeding;

(2)any (x) Default or (y) Event of Default;

(3)any material adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts, any Non-USD Obligation Account or any other Collateral; and

(4)any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.

SECTION 6.03.Amendments of Portfolio Investments, Etc.

If the Company or the Portfolio Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an "Amendment") with respect to any Portfolio Investment or any related underlying instrument, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than five (5) Business Days') notice thereof to the Administrative Agent.  In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that (x) if the terms of the related underlying instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated), and (y) the Administrative Agent shall not take direction with any action with regard to any Portfolio Investment from any Lender that the Administrative Agent knows is a "disqualified lender" (or similar term) pursuant to the documentation for such Portfolio Investment); provided that the foregoing shall not apply to JPMCB or any of its Affiliates as a Lender hereunder).  In any such case, following the Company's receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to underlying instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII
EVENTS OF DEFAULT

If any of the following events ("Events of Default") shall occur:

(a)the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal, such failure continues for a period of two (2) Business Days following such failure;

(b)any representation or warranty made or deemed made by or on behalf of the Company, the Portfolio Manager or the Seller (collectively, the "Credit Risk Parties") herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure);

(c)(A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w), (cc) or (hh), Section 8.02(b) or the last sentence of the first paragraph of Section 1.04 or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e)any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f)any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g)the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;

(h)any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$3,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired;

(i)an ERISA Event occurs except, with respect to clause (2) of the definition of ERISA Event, where such ERISA Event would not reasonably be expected to have a Material Adverse Effect;

(j)a Change of Control occurs;

(k)the Company or the pool of Collateral shall become required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

(l)the Portfolio Manager (i) resigns as Portfolio Manager hereunder, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms hereof or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms hereof;

(m)the Net Advances are greater than the product of (1) the Net Asset Value multiplied by (2) 75% and such deficit is not remedied within two (2) Business Days; or

(n) (i) failure of the Company to fund the Unfunded Exposure Account or any Non-USD Unfunded Exposure Account when required in accordance with Section 2.03(e) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(e) or (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement); provided that the failure of the Company to undertake any action set forth in this clause (n) is not remedied (or such Delayed Funding Term Loan is not transferred in accordance with this Agreement) within three (3) Business Days;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times:  (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII
COLLATERAL ACCOUNTS; NON-USD OBLIGATION ACCOUNTS AND COLLATERAL SECURITY

SECTION 8.01.The Collateral Accounts; Agreement as to Control.

(a)Establishment and Maintenance of Collateral Accounts.  Pursuant to the Account Control Agreement, each of the Custodial Account, the Collection Account, the MV Cure Account and the Unfunded Exposure Account (collectively, the "Collateral Accounts") has been established on the date hereof.  The Securities Intermediary agrees to maintain the Collateral Accounts in accordance with the Account Control Agreement as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent.    The parties hereto acknowledge and agree that the Securities Intermediary shall not have any additional duties under this Agreement other than those expressly set forth herein, and the Securities Intermediary shall satisfy those duties expressly set forth herein so long as it acts without gross negligence, fraud, reckless disregard or willful misconduct.  Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers under this Agreement. The Securities Intermediary shall be subject to all of the rights, protections and immunities given to the Collateral Agent hereunder, including indemnities.

(b)Investment of Funds on Deposit in the Unfunded Exposure Account.  All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent.

(c)Unfunded Exposure Account.

(i)Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05 and from funds otherwise available to the Company.  Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(e).

(ii)While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company's unfunded commitments with respect to Delayed Funding Term Loans, for deposit into the Collection Account and (ii) so long as no Unfunded Exposure Shortfall Amount exists or would exist after giving effect to the withdrawal.  Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Collection Account to be applied pursuant to Section 4.05.  Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Collection Account to prepay the outstanding Advances.  The provisions of this clause (ii) shall also apply with respect to each Non-USD Unfunded Exposure Account, as the context requires (with references to the Securities Intermediary above being deemed to be references to the UK Account Bank and all amounts transferred or released from any such Non-USD Unfunded Exposure Account being exchanged at the then-current Spot Rate).

(d)Non-USD Obligation Accounts.

(i)The Company has caused the UK Account Bank to establish the Euro Collection Account in accordance with the Security Trust Deed.  On any date following the First Amendment Date, (x) the Company may direct the UK Account Bank to establish pursuant to the Security Trust Deed (i) a GBP Collection Account, (ii) a GBP Unfunded Exposure Account, (iii) a CAD Collection Account, (iv) a CAD Unfunded Exposure Account and/or (v) a Euro Unfunded Exposure Account upon not less than ten (10) days prior written notice (or such longer period as may be required to establish such account(s)) to the Administrative Agent, the Collateral Agent, the Collateral Administrator and the UK Account Bank and (y) the Company may direct the UK Custodian to establish pursuant to the Security Trust Deed a Non-USD Obligation Account upon not less than ten (10) days prior written notice (or such longer period as may be required to establish such account) to the Administrative Agent, the Collateral Agent, the Collateral Administrator and the UK Custodian; provided that no such account may be opened until any Currency Amendment required to be entered into in connection therewith is entered into as set forth in Section 10.05.  All Non-USD Obligation Accounts will be administered in accordance with this Agreement and the Security Trust Deed and shall be in the name of the Company subject to the security constituted by the Company over such Non-USD Obligation Accounts in favor of the Collateral Agent under the Security Trust Deed.  The only permitted withdrawals from the Non-USD Obligation Accounts shall be in accordance with the provisions of this Agreement and the Security Trust Deed.

(ii)The parties hereto acknowledge and agree that the Account Bank will hold the funds in the Non-USD Obligation Accounts (other than the Non-USD Custodial Account) (the "Deposit") in non-interest bearing accounts established by it.  The Account Bank holds all money forming part of the Deposit as banker and, as a result, such money will not be held as client money in accordance with applicable local law.  Upon the establishment (if any) of the Non-USD Custodial Account, the Custodian will hold all funds and other Collateral held by it as banker and, as a result, such Collateral will not be held as client money in accordance with applicable local law.

SECTION 8.02.Collateral Security; Pledge; Delivery.

(a)Grant of Security Interest.  As collateral security for the prompt payment in full when due of all the Company's obligations to the Agents and the Lenders (collectively, the "Secured Parties") under this Agreement (collectively, the "Secured Obligations"), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company's right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as "Collateral"), including, without limitation:  (1) each Portfolio Investment, (2) all of the Company's interests in the Collateral Accounts and ~~any~~the Non-USD Obligation Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreement, and any other Loan Document and all rights of the Company related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b)Delivery and Other Perfection.  In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company and (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent's continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent).

(c)Remedies, Etc.  During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i)Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's or its designee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable.  The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given.  The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii)Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii)Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period

(whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)Endorse any checks, drafts, or other writings in the Company's name to allow collection of the Collateral;

(v)Take control of any proceeds of the Collateral;

(vi)Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii)Perform such other acts as may be reasonably required to do to protect the Collateral Agent's rights and interest hereunder.

Without limitation to the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any available rights and remedies under the Security Trust Deed and any other Non-USD Obligation Security Document.  In addition, nothing in this Agreement shall limit, or be construed as limiting, any rights and remedies which Citibank, N.A. or any affiliate thereof (as Collateral Agent or in a similar role) has under the Security Trust Deed or under any other Non-USD Obligation Security Document.

(d)Compliance with Restrictions.  The Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e)Private Sale.  The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner.  The Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f)Collateral Agent Appointed Attorney-in-Fact.  The Company hereby appoints the Collateral Agent as the Company's attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent's discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of

Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement.  The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g)Further Assurances.  The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Portfolio Manager herein.

(h)Termination.  Upon the payment in full of all Secured Obligations (other than any unmatured contingent indemnification and reimbursement obligations) and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company.  Upon any such termination, the Collateral Agent will, at the Company's sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

(i)Release of Security Interest upon Disposition of Collateral.  Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Loan or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Loan or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at the Company's sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such release.

ARTICLE IX
THE AGENTS

SECTION 9.01.Appointment of Administrative Agent and Collateral Agent.

Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an "Agent" and collectively, the "Agents") as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.  Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each of the Lenders hereby instructs Citibank, N.A. to execute, perform and deliver the Security Trust Deed and any instruments and agreements ancillary thereto, in each case, in its capacities as Collateral Agent, UK Account Bank and UK Custodian.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity.  No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance).  None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge of any Default, Event of Default, Market Value Event or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent.  None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent.  None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder.  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, nothing in this Agreement shall eliminate or limit the express obligations, rights and remedies of Citibank, N.A. under the Security Trust Deed, under any other Non-USD Obligation Security Document or under the laws of any jurisdiction other than the United States.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern.  Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party.  The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act.

It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of "Deliver" have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  No Agent shall be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by such Agent with due care.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the "Related Parties") for such Agent.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign (which resignation of the Collateral Agent or the Securities Intermediary will also be effective as resignation under the Account Control Agreement) at any time upon 30 days' notice to each other agent, the Lenders, the Portfolio Manager and the Company.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution.  If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the retiring agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor.  Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder (and, if applicable, under the Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent hereunder and under the Account Control Agreement, and the retiring agent shall be discharged from its duties and obligations hereunder and under the Account Control Agreement.  After the retiring agent's resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such retiring agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days' notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Portfolio Manager (which removal of the Collateral Agent or the Securities Intermediary will also be effective as removal under the Account Control Agreement).  Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable.  If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after such notice of removal, then the Administrative Agent may appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution.  Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder (and, if applicable, under the Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed agent hereunder and under the Account Control Agreement, and the removed agent shall be discharged from its duties and obligations hereunder and under the Account Control Agreement.  After the removed agent's removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the Company or the Administrative Agent or the successor agent, such retiring or removed agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed agent hereunder (and the Account Control Agreement, if applicable).  Upon reasonable request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.

Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war.  In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

The rights, protections and immunities given to the Agents in this Section 9.01 and, as applicable, Section 9.02 shall likewise be available and applicable to the Securities Intermediary ~~and~~, the Collateral Administrator and, to the maximum extent permitted by Applicable Law, the UK Custodian and the UK Account Bank.

SECTION 9.02.Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a)Collateral Agent May Perform.  The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) may subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction make provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Company (subject to the limitations set forth herein) in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent).

With respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, the Required Lenders or otherwise if the taking of such action, in the determination of the Collateral Agent, (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction make provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Company (subject to the limitations set forth herein) in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent).  In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, the Administrative Agent shall be deemed to have declined to consent to the relevant action.

If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it.  If the Collateral Agent does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action and shall have no liability in connection therewith except as otherwise provided in this Agreement.  The Collateral Agent shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.

(b)Reasonable Care.  The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession, provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.  The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.  The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants selected by it with due care in performing its duties hereunder.

(c)Collateral Agent Not Liable.  Except to the extent arising from the gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent's failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity.

(d)Certain Rights and Obligations of the Collateral Agent.  Without further consent or authorization from any Lenders, the Collateral Agent shall be deemed to have released, and shall execute any documents or instruments necessary to release, any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented.  Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e)Collateral Agent, Securities Intermediary ~~and~~, Collateral Administrator, UK Custodian and UK Account Bank Fees and Expenses.  Subject to the Priority of Payments, the Company agrees to pay to the Collateral Agent, the Securities Intermediary ~~and the Collateral Administrator such~~

~~fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary~~, the Collateral Administrator, the UK Custodian and the UK Account Bank such fees as such Persons, the Administrative Agent and the Portfolio Manager~~,~~ may agree in writing.   Subject to the Priority of Payments, the Company further agrees to pay to the Collateral Agent, the Securities Intermediary ~~and~~, the Collateral Administrator, the UK Custodian and the UK Account Bank, or reimburse ~~the Collateral Agent, the Securities Intermediary and the Collateral Administrator~~each such Person for paying, reasonable and documented out-of-pocket expenses (but limited, in the case of attorney’s fees, to reasonable and documented fees and out-of-pocket expenses of one firm of outside counsel for each such Person (and one local counsel in any jurisdiction where local counsel is required)) in connection with this Agreement, the Account Control Agreement, each Non-USD Obligation Security Document and the transactions contemplated hereby, in connection with this Agreement, the Account Control Agreement and the transactions contemplated hereby, subject to the Priority of Payments.

(f)Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator.  The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g)Reports by the Collateral Administrator.  The Company hereby appoints Virtus Group, LP as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent.  Without limitation to the foregoing, upon the written request (including via email) of the Administrative Agent, which may be in the form of a standing request, the Collateral Administrator shall provide to the Administrative Agent a copy of the most recent notice memo, distribution report or similar notice or report received by it in respect of any Portfolio Investment(s) identified by the Administrative Agent as soon as reasonably practicable after such request is made by the Administrative Agent (or, if such request is a standing request, as soon as reasonably practicable after such notice or report is received).

(h)Information Provided to Collateral Agent and Collateral Administrator.  Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent's or Collateral Administrator's, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

ARTICLE X
MISCELLANEOUS

SECTION 10.01.Non-Petition; Limited Recourse.

Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if later, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto.  The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement.  The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings.  The Company shall promptly object to the institution of any bankruptcy, winding‑up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor.  Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement or of any other Loan Document, the Secured Obligations are limited recourse obligations of the Company, payable solely from the Collateral as applied in accordance with this Agreement and, on the exhaustion of the Collateral, all Secured Obligations of and all claims against the Company arising under this Agreement or any other Loan Document or any transactions contemplated hereby or thereby shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Advances against any Affiliate, shareholder, manager, officer, director, employee or member of the Company (solely in their capacities as such) or successors or assigns for any amounts payable in respect of the Secured Obligations or this Agreement.  It is understood that the foregoing provisions of this Section 10.01 shall not (1) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (2) constitute a waiver, release or discharge of any Secured Obligation until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this section shall not limit the right of any person to name the Company as a party defendant in any Proceeding or in the exercise of any other remedy under this Agreement or any other Loan Document, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such person or entity. The Administrative Agent and the Financing Providers, in extending credit to the Company, have relied on the existence of the Company as an entity separate and distinct from any other entity (including any shareholder, manager, officer, director, employee or member of the Company) and are not treating the Company and any other Person, including, without limitation, Parent, as one and the same entity, or as a single economic unit.

SECTION 10.02.Notices.

All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto).  All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

SECTION 10.03.No Waiver.

No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04.Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a)Subject to the Priority of Payments, the Company shall pay (1) all reasonable and documented fees and out‑of‑pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary, the UK Custodian, the UK Account Bank and their Related Parties, including the fees, charges and disbursements of outside counsel for each Agent, the UK Custodian, the UK Account Bank, the Securities Intermediary and the Collateral Administrator, and such other local counsel as required for the Agents, the Securities Intermediary, the UK Custodian, the UK Account Bank and the Collateral Administrator, collectively, in connection with the preparation and administration of this Agreement, the Account Control Agreement, the Security Trust Deed, any other Non-USD Obligation Security Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary, the UK Custodian, the UK Account Bank and the Lenders, including the reasonable and documented fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator, the Securities Intermediary, the UK Custodian and the UK Account Bank and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement ~~and~~, the Account Control Agreement, the Security Trust Deed and any other Non-USD Obligation Security Document, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)Subject to the Priority of Payments, the Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders, the UK Custodian, the UK Account Bank and their Related Parties (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees (such counsel being limited to one outside counsel and one local counsel for the Collateral Administrator, the Securities Intermediary, the UK Custodian, the UK Account Bank and the Collateral Agent and their Related Parties and one outside counsel and one local counsel for the Lenders, the Administrative Agent and their Related Parties), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations or the exercise of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (B) with respect to indemnification obligations owed to the Administrative Agent or any Financing Provider, resulted from the material non-compliance by the Administrative Agent or (with respect to such Financing Provider or its Related Parties as an Indemnitee) any Financing Provider of their respective obligations under the Loan Documents or (C) relate to any claim, matter or dispute solely between or among Indemnitees.  This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)To the extent permitted by Applicable Law, no party hereto nor any Indemnitee shall assert, and each hereby waives, any claim against any party hereto or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Account Control Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby, any Advance or the use of the proceeds thereof.

(d)If an Event of Default shall have occurred and be continuing, with prior written notice to the Administrative Agent and the Company, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(e)The rights of the UK Custodian, the UK Account Bank, the Administrative Agent and the Collateral Agent pursuant to this Section 10.05 are not exclusive of the rights of such Persons pursuant to the Security Trust Deed, under any other Non-USD Obligation Security Document and under the laws of any jurisdiction outside of the United States.

SECTION 10.05.Amendments.

Subject to Section 3.01(h)(ii), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Securities Intermediary, the Required Lenders, the Company and the Portfolio Manager; provided, however, that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be obligated to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby.  If so ~~requested by the Portfolio Manager to the~~required by the Administrative Agent (as notified to the other parties hereto in writing (including via e-mail)) in conjunction with the establishment of any Non-USD Obligation Account (other than the Euro Collection Account), the parties shall work together in good faith to execute and deliver an amendment to this Agreement in form and substance satisfactory to all parties hereto to provide for any supplemental terms relating to the establishment of ~~accounts in respect of Permitted Non-USD Currency Portfolio Investments (such accounts, collectively, "Non-USD Obligation Accounts"), establishment of security over such Non-USD Obligation Accounts and the related Permitted Non-USD Currency Portfolio Investments and the proceeds thereof~~any such accounts which, as determined by the Administrative Agent in its sole discretion, are necessary or desirable to protect the rights and remedies of the Secured Parties with respect to any such account and any related Non-USD Obligations (which may include one or more amendments to the Security Trust Deed or the execution and delivery ~~of~~or one or more ~~security agreements or security deeds or similar agreements in form and substance satisfactory to each of the parties hereto) and such other supplemental terms relating to Permitted Non-USD Currency Portfolio Investments as the parties hereto shall agree (each, a "~~additional Non-USD Obligation Security Documents~~"~~) (any such amendment, a "Currency Amendment").  No such account shall be established unless any required Currency Amendment has been executed and delivered by all parties hereto.

SECTION 10.06.Successors; Assignments.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Required Lenders (and any attempted assignment or transfer by the Company without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.  Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Subject to the conditions set forth below, any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and, unless an Event of Default has occurred and is continuing or a Market Value Event shall have occurred, if such assignee is not an Eligible Assignee, the Company; provided that no consent of the Administrative Agent or the Company shall be required for an assignment of any Financing Commitment to an assignee that is a Lender with a Financing Commitment immediately prior to giving effect to such assignment.

Assignments shall be subject to the following additional conditions:  (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company, any Lender and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice.  Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c)Any Lender may sell participations to one or more banks or other entities (a "Lender Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it) and with the consent of, if such participant is not an Eligible Assignee, the Company; provided that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that materially and adversely affects such Lender Participant.

(d)Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant's interest in the Advances or other obligations under this Agreement (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Company's request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07.Confidentiality.

Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information (or, with respect to Information relating to the financial and other material terms of this Agreement, until the date that is one (1) year after the Maturity Date), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (x) any assignee of or Participant in or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (in each case to the extent such Person is an Eligible Assignee), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company (or the Administrative Agent, in the case of a disclosure by the Company), (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company or (ix) to the extent permitted or required under this Agreement or the Account Control Agreement. For the purposes of this Section 10.07, any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.08.Governing Law; Submission to Jurisdiction; Etc.

(a)Governing Law.  This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b)Submission to Jurisdiction.  Any suit, action or proceedings relating to this Agreement (collectively, "Proceedings") shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.  With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c)Waiver of Jury Trial.  EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.09.Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.10.PATRIOT Act.

Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.

SECTION 10.11.Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

SECTION 10.12.Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.13.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

As used herein:

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"EEA Financial Institution" means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BGSL JACKSON HOLE FUNDING LLC, as Company

By:
Name:
Title:

BLACKSTONE/GSO SECURED LENDING FUND, as Portfolio Manager

By:
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes

Prior to a Commitment Increase Date: U.S.$300,000,000; After a Commitment Increase Date, if any, U.S.$ 300,000,000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S. $600,000,000 in the aggregate.  Notwithstanding anything in this Agreement to the contrary, not more than 10% of the Financing Limit may be utilized in Permitted Non-USD Currencies.

2.	Lenders	Financing Commitment
JPMorgan Chase Bank, National Association

Prior to a Commitment Increase Date: U.S.$ 300,000,000; After a Commitment Increase Date, if any, U.S.$ 300,000,000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S. $600,000,000 in the aggregate, in each case, as reduced from time to time pursuant to Section 4.07.  Notwithstanding anything in this Agreement to the contrary, not more than 10% of the Financing Commitment may be utilized in Permitted Non-USD Currencies.

3.	Scheduled Termination Date:	May 16, 2023

4.	Interest Rates

	Applicable Margin for Advances:

With respect to interest based on the ~~LIBO~~Reference Rate, 2.50% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Base Rate, 2.50% per annum (subject to increase in accordance with Section 3.01(b)).

5.	Account Numbers*

	Custodial Account:
	Collection Account:
	MV Cure Account:
	Unfunded Exposure Account:
	Euro Collection Account:

*  The Collateral Agent or the UK Account Bank will provide account numbers for the GBP Collection Account, the GBP Unfunded Exposure Account, the CAD Collection Account, the CAD Unfunded Exposure Account and/or the Euro Unfunded Exposure Account when and if each such account is established in accordance with this Agreement and the Security Trust Deed.  The Collateral Agent or the UK Custodian will provide account number for the Non-USD Custodial Account when and if such account is established in accordance with this Agreement and the Security Trust Deed.

6.	Market Value Trigger:	70%

7.	Market Value Cure Trigger:	62%

8.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security.  As used herein, "Restricted Security" means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a "broker" or a "dealer", within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

SCHEDULE 2

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Attention:  Ryan Hanks
Email:  de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention:  Michael Grogan

Email:  NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention:  Ryan Hanks

cc:

Citibank, N.A., as Collateral Agent

Virtus Group, LP, as Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of November 16, 2018 (as amended, the "Agreement"), among BGSL Jackson Hole Funding LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the

SCHEDULE 3

Eligibility Criteria

1.

Such obligation is a Loan or a debt security and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Revolving Loan or a letter of credit or an interest therein~~.~~; provided that, prior to the date (if any) on which the Non-USD Custodial Account is established in accordance with this Agreement and the Security Trust Deed, no such obligation that constitutes a certificated security (including a security represented by a global certificate) or is represented by a loan note or another instrument may be denominated in a Permitted Non-USD Currency.

2.	Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan.
3.	Such obligation is eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent.
4.	Such obligation is denominated and payable in an Eligible Currency and purchased at a price that is at least 80% of the par amount of such obligation.
5.	The primary obligor with respect to such obligation is a company organized in an Eligible Jurisdiction.
6.

It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related obligor is required to make "gross-up" payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7.

Such obligation is not subject to an event of default (as defined in the underlying instruments for such obligation) in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed the lesser of (x) the grace period and/or cure period set forth in the related loan agreement and (y) thirty (30) days) and, to the knowledge of the Company, no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement (after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed lesser of (x) the grace period and/or cure period set forth in the related loan agreement and (y) thirty (30) days) (a "Defaulted Obligation").

8.

It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

9.	Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.
10.	Such obligation provides for periodic payments of interest thereon in cash at least semi-annually.

11.	Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.
12.	Such obligation has been Delivered to the Collateral Agent.
13.

If such obligation is a Participation Interest, the seller of such Participation Interest is the Seller (or an Affiliate of the Parent consented to by the Administrative Agent in writing (including via e-mail)).

14.

In the case of a Portfolio Investment that is a Loan, (i) the Administrative Agent is an "Eligible Assignee" (as such term, or comparable term, is defined in the documents evidencing such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) the Company shall have delivered to the Administrative Agent an assignment agreement duly executed by the administrative agent and/or obligor in respect of such Portfolio Investment, naming the Administrative Agent as assignee.

The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:

"Eligible Currency" means U.S. dollars and~~, following the execution and delivery of a Currency Amendment,~~ any Permitted Non-USD Currency.

"Eligible Jurisdictions" means the United States and any State therein, Bermuda, Canada, the Cayman Islands, England and any country within the European Economic Area.

"Letter of Credit" means a facility whereby (i) a fronting bank ("LOC Agent Bank") issues or will issue a letter of credit ("LC") for or on behalf of a borrower pursuant to an underlying instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant.

"Structured Finance Obligation" means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage‑backed securities.

"Synthetic Security" means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Zero-Coupon Security" means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

SCHEDULE 4

Concentration Limitations

The "Concentration Limitations" shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below (each such limit calculated as a percentage of the Collateral Principal Amount on the applicable date of determination); provided that the requirements of clauses 5 and 8 below shall not be applicable and shall be deemed satisfied during the Ramp-Up Period:

1.

The aggregate principal amount of Portfolio Investments issued by a single obligor and its affiliates may not exceed 6% of the Collateral Principal Amount (or, prior to the end of the Ramp-Up Period, the greater of (i) 6% of the Collateral Principal Amount and (ii) (x) $40,000,000 in the case of all Portfolio Investments other than Jacuzzi Brands and (y) $30,000,000 in the case of Jacuzzi Brands); provided that the aggregate principal amount of Portfolio Investments issued by three (3) obligors and their respective affiliates may each constitute up to 7.5% of the Collateral Principal Amount.  Notwithstanding the foregoing, no obligor shall be deemed an affiliate of any person solely because they are under the control of the same private equity sponsor or similar sponsor or because such obligor is owned by a common holding company with an obligor of another obligation so long as the collateral securing such loans is not common.

2.

Not less than 85%of the Collateral Principal Amount may consist of Senior Secured Loans and cash and Eligible Investments on deposit in the Collection Account and the Non-USD Collection Accounts as Principal Proceeds.

3.	Not more than 15% of the Collateral Principal Amount may consist of Second Lien Loans and Mezzanine Obligations, collectively;
4.	Not more than 10% of the Collateral Principal Amount may consist of Mezzanine Obligations;
5.

Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Moody's Industry Classification; provided that Portfolio Investments that are issued by obligors that belong to one Moody's Industry Classification (excluding the Moody's Industry Classifications with industry codes 3, 12, 22 or 30 or the successor classification codes thereto) may constitute up to 30% of the Collateral Principal Amount.  As used herein, "Moody's Industry Classifications" means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Portfolio Manager (with the consent of the Administrative Agent) if Moody's publishes revised industry classifications.

6.

The Unfunded Exposure Amount shall not exceed 5% of the Collateral Principal Amount~~.~~; provided that, prior to the date on which a Non-USD Unfunded Exposure Account is established in a Permitted Non-USD Currency pursuant to this Agreement and the Security Trust Deed, not more than 0% of the Collateral Principal Amount may consist of Delayed Funding Term Loans denominated in such Permitted Non-USD Currency.

7.

Not more than 5% of the Collateral Principal Amount may consist of Participation Interests (other than Participation Interests acquired by the Company from the Seller pursuant to the Sale Agreement on the Effective Date).

8.	Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments issued by companies organized in Eligible Jurisdictions other than the United States or any State thereof.
9.

(i) ~~prior to~~not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments denominated in any Permitted Non-USD Currency, (ii) prior to the establishment of a GBP Collection Account in accordance with this Agreement and the Security Trust Deed and, if required pursuant to Section 10.05 of this Agreement, the execution and delivery of a Currency Amendment, not more than 0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in ~~a Permitted Non-USD Currency and (ii) following~~GBP and (iii) prior to the establishment of a CAD Collection Account in accordance with this Agreement and the Security Trust Deed and, if required pursuant to Section 10.05 of this Agreement, the execution and delivery of a Currency Amendment, not more than ~~20~~0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in ~~a Permitted Non-USD Currency~~CAD.

SCHEDULE 5

Initial Portfolio Investments

SCHEDULE 6

Moody's Industry Classifications
Industry Code	Description
1	Aerospace & Defense
2	Automotive
3	Banking, Finance, Insurance & Real Estate
4	Beverage, Food & Tobacco
5	Capital Equipment
6	Chemicals, Plastics & Rubber
7	Construction & Building
8	Consumer goods: Durable
9	Consumer goods: Non-durable
10	Containers, Packaging & Glass
11	Energy: Electricity
12	Energy: Oil & Gas
13	Environmental Industries
14	Forest Products & Paper
15	Healthcare & Pharmaceuticals
16	High Tech Industries
17	Hotel, Gaming & Leisure
18	Media: Advertising, Printing & Publishing
19	Media: Broadcasting & Subscription
20	Media: Diversified & Production
21	Metals & Mining
22	Retail
23	Services: Business
24	Services: Consumer
25	Sovereign & Public Finance
26	Telecommunications
27	Transportation: Cargo
28	Transportation: Consumer
29	Utilities: Electric
30	Utilities: Oil & Gas
31	Utilities: Water
32	Wholesale

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Attention:  Ryan Hanks
JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention:  Louis Cerrotta

Email:	louis.cerrotta@jpmorgan.com
de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lenders
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention:  Robert Nichols

cc:

Citibank, N.A., as Collateral Agent

Virtus Group, LP, as Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of November 16, 2018 (as amended, the "Agreement"), among BGSL Jackson Hole Funding LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Blackstone/GSO Secured Lending Fund, as portfolio manager (the "Portfolio Manager"), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1)The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [____________].

(2)The aggregate amount of the Advance requested hereby is U.S.$[_________].1

[1]

Note:  The requested Advance shall be in an amount such that, immediately after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.

(3)(3)The currency of the proposed Advance is [USD][CAD][EUR][GBP].

(~~3~~4)The proposed purchases (if any) relating to this request are as follows:

Security	Par	Price	Purchased Interest (if any)

We hereby certify that all conditions [to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] Advance date[, as applicable].

Very truly yours,

BGSL Jackson Hole Funding LLC

By:
Name:
Title:

4